Exhibit 10.1

EXECUTION

MASTER REPURCHASE AGREEMENT

BANK OF AMERICA, N.A., as buyer

(“Buyer”, which term shall include any “Principal”

as defined and provided for in Annex I) or as agent pursuant hereto (“Agent”)

PENNYMAC OPERATING PARTNERSHIP, L.P., as seller (“Seller”) and

PENNYMAC MORTGAGE INVESTMENT TRUST, as guarantor (“Guarantor”)

Dated as of July 9, 2014

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24.	Binding Effect; Governing Law; Jurisdiction	73

25.	No Waivers, Etc.	73

26.	Intent	74

27.	Disclosure Relating to Certain Federal Protections	75

28.	Power of Attorney	75

29.	Buyer May Act Through Affiliates	75

30.	Indemnification; Obligations	75

31.	Counterparts	76

32.	Confidentiality	77

33.	Recording of Communications	78

34.	Fees	78

35.	Periodic Due Diligence Review	78

36.	Authorizations	79

37.	Acknowledgement Of Anti-Predatory Lending Policies	79

38.	Documents Mutually Drafted	79

39.	General Interpretive Principles	80

40.	Examination and Oversight by Regulators	80

SCHEDULES and ANNEXES

Schedule 1, Part 1 — Representations and Warranties with Respect to Purchased Mortgage Loans

Schedule 1, Part 2 — Representations and Warranties with Respect to Underlying Repurchase Transactions

Schedule 2 — Authorized Representatives

Schedule 3 — Responsible Officers of Seller and Guarantor

Annex I — Buyer acting as Agent

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EXHIBITS

Exhibit A — Wiring Instructions

Exhibit B — Reserved

Exhibit C — Acknowledgement of Password Confidentiality Agreement

Exhibit D — Form of Officer’s Compliance Certificate

Exhibit E — Form of Power of Attorney

Exhibit F — Underwriting Guidelines

Exhibit G — Officer’s Certificate of Seller and Corporate Resolutions of Seller

Exhibit H — Seller’s and Guarantor’s Tax Identification Number

Exhibit I — Existing Indebtedness

Exhibit J — Assignment of Closing Protection Letter

Exhibit K — Irrevocable Closing Instructions

Exhibit L — Request for Temporary Increase

Exhibit M-1 — Form of Servicer Notice and Pledge

Exhibit M-2 — Form of Servicer Notice and Acknowledgment

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This is a MASTER REPURCHASE AGREEMENT, dated as of July 9, 2014, by and among BANK OF AMERICA, N.A. (the “Buyer”), PENNYMAC OPERATING PARTNERSHIP, L.P. (the “Seller”), and PENNYMAC MORTGAGE INVESTMENT TRUST (“Guarantor”).

1.                                      Applicability

From time to time prior to the Termination Date (as hereinafter defined) the parties hereto may enter into transactions in which Seller agrees to transfer to Buyer Mortgage Loans (as hereinafter defined) on a servicing released basis against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Mortgage Loans on a servicing released basis at a date certain or on demand, against the transfer of funds by Seller.  This Agreement is a commitment by Buyer to engage in the Transactions as set forth herein up to the Committed Amount; provided, that Buyer shall have no commitment to enter into any Transaction requested that would result in the aggregate Purchase Price of then-outstanding Transactions to exceed the Committed Amount. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in any annexes identified herein, as applicable hereunder.

2.                                      Definitions

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

“Ability to Repay Rule” means 12 CFR 1026.43(c).

“Acceptable State” means any state acceptable pursuant to the Underwriting Guidelines.

“Acceptable Title Insurance Company” means a title insurance company that at the time the relevant title insurance policy was issued, was duly authorized and licensed where required by law to transact title insurance business and acceptable to one or more Agencies.

“Acceptable Underlying Repurchase Transaction” means an Underlying Repurchase Transaction with the Underlying Repurchase Counterparty in which all right, title and interest in each underlying Mortgage Loan sold to Seller pursuant to such Underlying Repurchase Transaction is documented by Underlying Repurchase Documents that contain the following characteristics:

i.                                          The Underlying Repurchase Documents contain broad repledge, assignment and rehypothecation provisions in favor of Seller permitting Seller to sell, transfer and assign to Buyer hereunder, without restriction or rights to consent by the Underlying Repurchase Counterparty or any other Person, all of Seller’s right, title and interest in Mortgage Loans purchased by Seller pursuant to such Underlying Repurchase Documents;

ii.                                       The Underlying Repurchase Documents contain a back-up grant of security interest in each related Mortgage Loan to Seller, similar in form and substance to the security interest granted to Buyer in Section 8 hereof, and the Underlying Repurchase Documents or an ancillary document thereto provide for a provision or instruction that, (i) unless such Mortgage Loan is a Wet Mortgage Loan, the Mortgage File in respect of such Mortgage Loan be delivered by the Underlying Repurchase Counterparty directly to Buyer or Buyer’s Custodian and (ii) if such Mortgage Loan is a Wet Mortgage Loan, the Closing Agent has been instructed to hold the Mortgage File for the benefit of Buyer or Buyer’s Custodian and has agreed to deliver the related Mortgage File directly to Buyer or Buyer’s Custodian;

iii.                                    The Underlying Repurchase Documents contain a broad grant of a power of attorney to Seller and Seller’s attorneys-in-fact, including Buyer;

iv.                                   The Underlying Repurchase Documents grant to Seller and Buyer the right to immediately terminate the Underlying Repurchase Counterparty’s right or any third party servicer’s right to service the Mortgage Loans;

v.                                      The Underlying Repurchase Documents require that each Servicer has adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Mortgage Loans and in accordance with Accepted Servicing Practices;

vi.                                   The Electronic Tracking Agreement or other Underlying Repurchase Documents provides that the Underlying Repurchase Counterparty gives Buyer the authority to change fields in the MERS System as appropriate, including, without limitation, changing the “warehouse/gestation lender” field to insert parties with which Seller enters into financing arrangements including repurchase agreements with respect to such Mortgage Loans.

vii.                                During the duration of the related Transaction, the Custodian shall hold any Mortgage Loan Documents for the benefit of the Buyer;

viii.                             The Underlying Repurchase Documents have not been assigned by Seller and Seller has not granted a security interest in, the Underlying Repurchase Documents to any third party other than Buyer;

ix.                                   A financing statement on Form UCC-1 has been filed in the applicable filing office naming the Underlying Repurchase Counterparty as debtor and Seller as secured party with a collateral description reasonably acceptable to Buyer, which shall be similar in form and substance to the Repurchase Assets in which a security interest is granted pursuant to Section 8 hereof; and

x.                                      All of the representations and warranties set forth on Schedule 1, Part 2 are true and correct in all material respects.

Buyer acknowledges that the transactions contemplated by the current form of Underlying Repurchase Documents between Underlying Repurchase Counterparty and Seller dated as of the date hereof qualify as Acceptable Underlying Repurchase Transactions, provided that any amendment to such repurchase agreement shall not be deemed to qualify as an Acceptable Underlying Repurchase Transaction unless consented to by Buyer in writing in its sole discretion.

“Accepted Servicing Practices” means, with respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located and in a manner at least equal in quality to the servicing Seller or Seller’s designee provide to the Mortgage Loans which they own in their own portfolio and consistent with the Underwriting Guidelines.

“Act of Insolvency” means, with respect to any Person or its Affiliates, (a) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding, or the voluntary joining of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or suffering any such petition or proceeding to be commenced by another which is consented to, not timely contested or results in entry of an order for relief; (b) the seeking of the appointment of a receiver, trustee, custodian or similar official for such party or an Affiliate or any substantial part of the property of either; (c) the appointment of a receiver, conservator, or manager for such party or an Affiliate by any governmental agency or authority having the jurisdiction to do so; (d) the making or offering by such party or an Affiliate of a composition with its creditors or a general assignment for the benefit of creditors; (e) the admission by such party or an Affiliate of such party of its inability to pay its debts or discharge its obligations as they become due or mature; or (f) that any governmental authority or agency or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such party or of any of its Affiliates, or shall have taken any action to displace the management of such party or of any of its Affiliates or to curtail its authority in the conduct of the business of such party or of any of its Affiliates.

“Additional Purchased Assets” has the meaning specified in Section 6(a) hereof.

“Adjusted Tangible Net Worth” means (a) the sum of (i) Net Worth and (ii) Subordinated Debt, minus (b) intangibles, goodwill and receivables from Affiliates.

“Affiliate” means, with respect to any Person, any “affiliate” of such Person, as such term is defined in the Bankruptcy Code; provided, however, that in respect of Seller or Guarantor the term “Affiliate” shall only refer to wholly-owned subsidiaries of Guarantor or Seller; and provided further that in respect of the Servicer, the term “Affiliate” shall only refer to wholly-owned subsidiaries of Private National Mortgage Acceptance Company, LLC and shall not include Bank of America, N.A., BlackRock, Inc. or Highfields Capital Investments, LLC.

“Agency” means Freddie Mac, Fannie Mae or GNMA, as applicable.

“Agency Guides” means the GNMA Guide, the Fannie Mae Guide and/or the Freddie Mac Guide, as the context may require, in each case as such guidelines have been or may be amended, supplemented or otherwise modified from time to time by GNMA, Fannie Mae or Freddie Mac, as applicable, in the ordinary course of business and as modified for Seller.

“Agency Security” means a Mortgage-Backed Security either (a) issued by an Agency or (b) issued by Seller, guaranteed by VA or insured by FHA, and comprised of VA Loans or FHA Loans, as applicable.

“Agent” means Bank of America, N.A. or any affiliate or successor thereto.

“Aggregate Transaction Limit” means the maximum aggregate principal amount of Transactions (measured by the related outstanding Purchase Price) that may be outstanding at any one time, as set forth in the Transactions Terms Letter.

“Agreement” means this Master Repurchase Agreement, as it may be amended, supplemented or otherwise modified from time to time.

“Appraised Value” means the lesser of the sales price and the value set forth in an appraisal made by an appraiser who meets the minimum requirements of the relevant Agency, FHA or VA, as applicable, in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

“Approved Investor” has the meaning set forth in the Custodial Agreement.

“Approved Payee” means a Closing Agent or warehouse lender approved by Buyer in accordance with Section 3(k).

“Asset Data Record” means a document, in the form required by Buyer and as may from time to time be amended by Buyer, as such form may be set forth in the Handbook, completed by Seller and submitted to Buyer with respect to each Purchased Mortgage Loan.

“Asset Tape” means a remittance report on a monthly basis or requested by Buyer pursuant to Section 17d hereof containing servicing information, including, without limitation, those fields reasonably requested by Buyer from time to time, on a loan-by-loan basis and in the aggregate, with respect to the Purchased Mortgage Loans serviced by Seller or any Servicer for the month (or any portion thereof) prior to the Reporting Date.

“Asset Value” means, with respect to each Purchased Mortgage Loan for any date of determination, an amount equal to the following, as applicable, as same may be reduced in accordance with Section 4(f):

(a)                     if the Purchased Mortgage Loan has Standard Status, the product of the Market Value and the Purchase Price Percentage for the type of Purchased Mortgage Loan;

(b)                     if the Purchased Mortgage Loan is a Noncompliant Mortgage Loan, the product of the Market Value and the Purchase Price Percentage for a Noncompliant Mortgage Loan; or

(c)                      if the Purchased Mortgage Loan is a Defective Mortgage Loan, zero.

“Assignment of Closing Protection Letter” means an assignment conveying to Buyer and subrogating all of Seller’s and Underlying Repurchase Counterparty’s rights in a Closing Protection Letter, substantially in the form of Exhibit J hereto.

“Assignment of Mortgage” means an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage.

“Bailee Letter” has the meaning assigned to such term in the Custodial Agreement.

“Bankruptcy Code” means the United States Bankruptcy Code of 1978, as amended from time to time.

“Business Day” means any day other than (a) a Saturday or Sunday, (b) any day that is a legal holiday under the laws of the States of New York or California, and (c) a day on which the New York Stock Exchange, the Federal Reserve Bank of New York or the Custodian is authorized or obligated by law or executive decree to be closed.

“Buyer” means Bank of America, N.A., and any successor or assign hereunder.

“Capital Lease Obligations” means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Cash Equivalents” means (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of Buyer or of any commercial bank having capital and surplus in excess of $500,000,000 and a rating of at least BBB- by S&P or Baa3 by Moody’s, (c) repurchase obligations of Buyer or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s and in either case maturing within 90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s, (f) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by Buyer or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

“Change in Control” means:

(a)                                 any transaction or event as a result of which PennyMac Mortgage Investment Trust ceases to own, beneficially or of record and directly or indirectly, 100% of the partnership interests of Seller;

(b)                                 any transaction or event as a result of which PennyMac Operating Partnership, L.P. ceases to own, beneficially or of record, 100% of the stock of the Underlying Repurchase Counterparty;

(c)                                  the acquisition by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the Securities and Exchange Commission thereunder), directly or indirectly, beneficially or of record, of ownership or control of in excess of 50% of the voting common stock of PennyMac Mortgage Investment Trust on a fully diluted basis at any time;

(d)                                 the sale, transfer, or other disposition of all or substantially all of Seller’s, Servicer’s, Underlying Repurchase Counterparty’s or Guarantor’s assets (excluding any such action taken in connection with any securitization transaction);

(e)                                  the consummation of a merger or consolidation of Seller, Underlying Repurchase Counterparty or Guarantor with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s stock outstanding immediately after such merger, consolidation or such other reorganization is owned by Persons who were not stockholders of Seller, Underlying Repurchase Counterparty or Guarantor immediately prior to such merger, consolidation or other reorganization; or

(f)                                   any transaction or event as a result of which Private National Mortgage Acceptance Company, LLC ceases to own, beneficially or of record, 100% of the membership interests of PennyMac Loan Services, LLC.

“Closing Agent” means the Person designated by Seller and approved by Buyer in accordance with Section 3(k) to receive Purchase Prices from Buyer, for the account of Seller, for the purpose of funding a Purchased Mortgage Loan.

“Closing Protection Letter” means a document issued by an Acceptable Title Insurance Company to Underlying Repurchase Counterparty and/or Seller and/or Buyer and relied upon by Buyer to provide closing protection for one or more mortgage loan closings and to insure Underlying Repurchase Counterparty and/or Seller and/or Buyer, without limitation, against embezzlement by the Closing Agent and loss or damage resulting from the failure of the Closing Agent to comply with all applicable closing instructions.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collection Account” means the account established by Seller at Bank of America, N.A., into which all collections and proceeds on or in respect of the Mortgage Loans shall be deposited by Seller and Servicer, as applicable, which shall be subject to the Collection Account Control Agreement.

“Collection Account Control Agreement” means that certain Collection Account Control Agreement among Buyer, Seller, Servicer and Bank of America, N.A. as bank, as may be amended, supplemented or replaced from time to time.

“Committed Amount” has the meaning set forth in the Transactions Terms Letter.  All funds made available by Buyer to Seller under this Agreement will first be attributed to the Committed Amount.

“Committed Mortgage Loan” means a Mortgage Loan which is the subject of a Purchase Commitment with an Approved Investor.

“Commitment Fee” has the meaning set forth in the Transactions Terms Letter.

“Conforming Mortgage Loan” means a first lien Mortgage Loan originated in accordance with the criteria of an Agency for purchase, insurance or guaranty of Mortgage Loans, including, without limitation, conventional Mortgage Loans, as determined by Buyer in its sole discretion.

“Custodial Agreement” means the custodial agreement dated as of the date hereof, among Seller, Buyer and Custodian as the same may be amended from time to time.

“Custodial Mortgage Loan Schedule” has the meaning of “Custodian Loan Transmission and Exception Report” set forth in the Custodial Agreement.

“Custodian” means Deutsche Bank National Trust Company or such other party specified by Buyer and agreed to by Seller, which approval shall not be unreasonably withheld.

“Default” means an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

“Defective Mortgage Loan” means a Purchased Mortgage Loan:

(a)                     that is not or at any time ceases to be an Eligible Mortgage Loan;

(b)                     that has not been repurchased within the Maximum Dwell Time for a Noncompliant Mortgage Loan or is ineligible to be a Noncompliant Mortgage Loan because the aggregate original Asset Value of other Purchased Mortgage Loans that are deemed to be Noncompliant Mortgage Loans is equal to or greater than the Type Sublimit for Noncompliant Mortgage Loans;

(c)                      in connection with which any other breach of a warranty or representation set forth in Schedule 1 hereof occurs; or

(d)                     that is a Non-Performing Mortgage Loan.

“Dollars” and “$” means dollars in lawful currency of the United States of America.

“Dry Mortgage Loan” means a Mortgage Loan for which Buyer or its Custodian has possession of the documents comprising the Mortgage File, in a form and condition acceptable to Buyer, prior to such Mortgage Loans becoming subject to a Transaction under this Agreement.

“Due Date” means the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

“Due Diligence Cap” has the meaning set forth in the Transactions Terms Letter.

“Effective Date” has the meaning set forth in the Transactions Terms Letter.

“Electronic Tracking Agreement” means, to the extent applicable, an Electronic Tracking Agreement among the Underlying Repurchase Counterparty, Buyer, Seller, MERS and MERSCORP Holdings, Inc., as the same may be amended from time to time.

“Eligible Mortgage Loan” means a Mortgage Loan that meets the eligibility criteria set forth in the Transactions Terms Letter.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any corporation or trade or business that, together with Seller or Guarantor is treated as a single employer under Section 414(b) or (c) of the Code or solely for purposes of Section 302 of ERISA and Section 412 of the Code is treated as single employer described in Section 414 of the Code.

“Escrow Payments” means, with respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

“Event of Default” has the meaning specified in Section 15 hereof.

“Event of Termination” means with respect to Seller, Underlying Repurchase Counterparty or Guarantor (a) with respect to any Plan, a reportable event, as defined in Section 4043 of ERISA, as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified with 30 days of the occurrence of such event, or (b) the withdrawal of Seller, Underlying Repurchase Counterparty, Guarantor or any ERISA Affiliate thereof from a Plan during a plan year in which it is a substantial employer, as defined in Section 4001(a)(2) of ERISA, or (c) the failure by Seller, Underlying Repurchase Counterparty, Guarantor or any ERISA Affiliate thereof to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA with respect to any Plan, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code (or Section 430 (j) of the Code as amended by the Pension Protection Act) or Section 302(e) of ERISA (or Section 303 (j) of ERISA, as amended by the Pension Protection Act), or (d) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Seller, Underlying Repurchase Counterparty, Guarantor or any ERISA Affiliate thereof to terminate any plan, or (e) the failure to meet requirements of Section 436 of the Code resulting in the loss of qualified status under Section 401(a)(29) of the Code, or (f) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (g) the receipt by Seller, Underlying Repurchase Counterparty, Guarantor or any ERISA Affiliate thereof of a notice from a Multiemployer Plan that action of the type described in the previous clause (f) has been taken by the PBGC with respect to such Multiemployer Plan, or (h) any event or circumstance exists which may reasonably be expected to constitute grounds for Seller, Underlying Repurchase Counterparty, Guarantor or any ERISA Affiliate thereof to incur liability under Title IV of ERISA or under Sections 412 (b) or 430 (k) of the Code with respect to any Plan.

“Existing Indebtedness” has the meaning specified in Section 13(a)(23) hereof.

“Fannie Mae” means Fannie Mae, the government sponsored enterprise formerly known as the Federal National Mortgage Association or any successor thereto.

“Fannie Mae Guide” means the Fannie Mae MBS Selling and Servicing Guide, as such guide may hereafter from time to time be amended.

“FHA” means the Federal Housing Administration of the United States Department of Housing and Urban Development and any successor thereto.

“FHA Approved Mortgagee” means a corporation or institution approved as a mortgagee by the FHA under the National Housing Act, as amended from time to time, and applicable FHA Regulations, and eligible to own and service mortgage loans such as the FHA Loans.

“FHA Loan” means a Mortgage Loan which is the subject of an FHA Mortgage Insurance Contract.

“FHA Mortgage Insurance” means mortgage insurance authorized under Sections 203(b), 213, 221(d)(2), 222, and 235 of the Federal Housing Administration Act and provided by the FHA.

“FHA Mortgage Insurance Contract” means the contractual obligation of the FHA respecting the insurance of a Mortgage Loan.

“FHA Regulations” means the regulations promulgated by the Department of Housing and Urban Development under the National Housing Act, as amended from time to time and codified in 24 Code of Federal Regulations, and other Department of Housing and Urban Development issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.

“FICO Score” means the credit score of the Mortgagor provided by Fair, Isaac & Company, Inc. or such other organization providing credit scores; provided, that if (a) two separate credit scores are obtained on such origination date, the FICO Score shall be the lower credit score; and (b) three separate credit scores are obtained on such origination date, the FICO Score shall be the middle credit score.

“Fidelity Insurance” means insurance coverage with respect to employee errors, omissions, dishonesty, forgery, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud in an aggregate amount acceptable to Seller’s regulators.

“Freddie Mac” means the Federal Home Loan Mortgage Corporation or any successor thereto.

“Freddie Mac Guide” means the Freddie Mac Sellers’ and Servicers’ Guide, as such guide may hereafter from time to time be amended.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America and applied on a consistent basis.

“GNMA” means the Government National Mortgage Association and any successor thereto.

“GNMA Guide” means the GNMA Mortgage-Backed Securities Guide I or II, as such guide may hereafter from time to time be amended.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions over Seller, Underlying Repurchase Counterparty, Guarantor or Buyer, as applicable.

“Gross Margin” means, with respect to each adjustable rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note.

“Guarantee” means, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” shall not include (a) endorsements for collection or deposit in the ordinary course of business, or (b) obligations to make servicing advances for delinquent taxes and insurance or other obligations in respect of a Mortgaged Property, to the extent required by Buyer.  The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.  The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“Guarantor” means PennyMac Mortgage Investment Trust, in its capacity as Guarantor under the Guaranty.

“Guaranty” means the guaranty of the Guarantor dated as of the date hereof as the same may be amended from time to time, pursuant to which Guarantor fully and unconditionally guarantees the obligations of Seller hereunder.

“Haircut” means, with respect to each Transaction, if the Purchase Price is less than par, an amount equal to the difference between par and the Purchase Price, which shall be considered a “settlement payment” as defined in Bankruptcy Code Section 741(8).

“Handbook” means the guide prepared by Buyer containing additional policies and procedures, as same may be amended from time to time.

“HARP Mortgage Loan” means, unless otherwise defined in the Transactions Terms Letter, a Mortgage Loan that fully conforms to the Home Affordable Refinance Program (as such program is amended, supplemented or otherwise modified, from time to time), and is referred to by Fannie Mae as a “Refi Plus mortgage loan” or “DU Refi Plus mortgage loan”, and by Freddie Mac as a “Relief Refinance Mortgage”.

“High Cost Mortgage Loan” means a Mortgage Loan classified as (a) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994; (b) a “high cost,” “threshold,” “covered,” or “predatory” loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law, regulation or ordinance imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) a “high cost loan” as defined by an Agency, FHA or VA, as applicable.

“Income” means with respect to any Purchased Mortgage Loan at any time until repurchased by Seller, any principal received thereon or in respect thereof and all interest, dividends or other distributions thereon.

“Indebtedness” means, for any Person:  (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business, so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (g) Indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; and (i) Indebtedness of general partnerships of which such Person is a general partner.

“Index” means, with respect to any adjustable rate Mortgage Loan, the index identified on the Asset Data Record and set forth in the related Mortgage Note for the purpose of calculating the applicable Mortgage Interest Rate.

“Interest Only Adjustment Date” means, with respect to each Interest Only Loan, the date, specified in the related Mortgage Note on which the Monthly Payment will be adjusted to include principal as well as interest.

“Interest Only Loan” means a Mortgage Loan which only requires payments of interest for a period of time specified in the related Mortgage Note.

“Interest Rate Adjustment Date” means the date on which an adjustment to the Mortgage Interest Rate with respect to each Mortgage Loan becomes effective.

“Interest Rate Protection Agreement” means, with respect to any or all of the Purchased Mortgage Loans, any short sale of a US Treasury Security, or futures contract, or mortgage related security, or Eurodollar futures contract, or options related contract, or interest rate swap, cap or collar agreement or Purchase Commitment, or similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by Seller or Underlying Repurchase Counterparty consistent with its hedging policy, which policy shall be acceptable to Buyer in its sole discretion.

“Irrevocable Closing Instructions” means closing instructions, including wire instructions, in the form of Exhibit K issued in connection with funds disbursed for the funding of a Wet Mortgage Loan.

“Jumbo Mortgage Loan” means, unless defined otherwise in the Transactions Terms Letter, a first lien mortgage loan underwritten (a) to the same high standards as a Conforming Mortgage Loan except with respect to the original principal balance, which is greater than that permitted by the Agencies and (b) in accordance with the Underwriting Guidelines.

“LIBOR” means the daily rate per annum (rounded to three (3) decimal places) for one-month U.S. dollar denominated deposits as offered to prime banks in the London interbank market, as published on the Official ICE LIBOR Fixings page by Bloomberg or in the Wall Street Journal as of the date of determination; provided, that if Buyer determines that any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof, or any circumstance materially and adversely affecting the London interbank market, shall make it unlawful, impractical or commercially unreasonable for Buyer to enter into or maintain Transactions as contemplated by this Agreement using LIBOR, then Buyer may, in addition to its rights under Section 11(b) and Section 10(b)(5) herein, select an alternative rate of interest or index in its discretion.

“Lien” means any mortgage, lien, pledge, charge, security interest or similar encumbrance.

“Liquidity” means, as of any date of determination, the sum of (a) such Person’s unrestricted and unencumbered cash and Cash Equivalents, (b) the amount maintained in the Over/Under Account less any cash restricted for mark-to-market margin calls, and (c) the aggregate amount of unused capacity available to such Person under committed repurchase agreements between Buyer and Seller for whole loans for which such Person has unencumbered eligible collateral to pledge thereunder.  By way of example but not limitation, cash in escrow and/or impound accounts shall not be included in this calculation.

“Loan to Value Ratio” or “LTV” means with respect to any Mortgage Loan, the ratio of the original outstanding principal amount of such Mortgage Loan to the lesser of (a) the Appraised Value of the Mortgaged Property at origination or (b) if the Mortgaged Property was purchased within 12 months of the origination of such Mortgage Loan, the purchase price of the Mortgaged Property.

“Manufactured Home Loan” means a Conforming Mortgage Loan, FHA Loan or VA Loan secured by a manufactured home (as defined by the United States Department of Housing and Urban Development) provided that (a) such manufactured home is attached to a permanent foundation and is no longer transportable and (b) such Conforming Mortgage Loan, FHA Loan or VA Loan is eligible for securitization by an Agency pursuant to the terms of the applicable Agency Guide.

“Margin Call” has the meaning specified in Section 6(a) hereof.

“Margin Deficit” has the meaning specified in Section 6(a) hereof.

“Market Value” means, with respect to a Mortgage Loan, the lesser of (a) the outstanding principal balance of the Mortgage Loan; (b) the committed purchase price of the Mortgage Loan, as evidenced by the related Purchase Commitment and (c) the fair market value of the Mortgage Loan determined by Buyer.  Buyer’s determination of Market Value shall be conclusive upon the parties, absent manifest error on the part of Buyer.  At no time and in no event will the Market Value of a Purchased Mortgage Loan be greater than the Market Value of such Purchased Mortgage Loan on the Purchase Date.  Any Mortgage Loan that is not an Eligible Mortgage Loan shall have a Market Value of zero.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of (i) Seller, Underlying Repurchase Counterparty, Guarantor or any Affiliate that is a party to any Program Agreement taken as a whole or (ii) Servicer; (b) a material impairment of the ability of (i) Seller, Underlying Repurchase Counterparty, Guarantor or any Affiliate that is a party to any Program Agreement or Underlying Repurchase Document, as applicable, to perform under any Program Agreement or Underlying Repurchase Document, as applicable, and to avoid any Event of Default or (ii) Servicer to perform under the Servicing Agreement; (c) a material adverse effect upon the legality, validity, binding effect or enforceability of (i) any Program Agreement against Seller, Underlying Repurchase Counterparty, Guarantor or any Affiliate that is a party to any Program Agreement or (ii) the Servicing Agreement against Servicer (d) a material adverse effect on the rights and remedies of Buyer under any of the Program Agreements, or (e) a material adverse effect on the marketability, collectability, value or enforceability of a material portion of the Repurchase Assets; in each case as determined by Buyer in its sole good faith discretion.

“Maximum Dwell Time” means the maximum number of days a Purchased Mortgage Loan can be subject to a Transaction before such Purchased Mortgage Loan may be deemed to be a Noncompliant Mortgage Loan and with respect to a Noncompliant Mortgage Loan, the maximum number of days that a Purchased Mortgage Loan can be deemed to be a Noncompliant Mortgage Loan before such Noncompliant Mortgage Loan may be deemed to be a Defective Mortgage Loan, all as set forth in the Transactions Terms Letter.

“MERS” means Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

“MERS Mortgage Loan” has the meaning set forth in the Custodial Agreement.

“MERS System” means the system of recording transfers of mortgages electronically maintained by MERS.

“Minimum Required Balance” has the meaning set forth in the Transactions Terms Letter.

“Monthly Payment” means the scheduled monthly payment of principal and interest on a Mortgage Loan.

“Moody’s” means Moody’s Investors Service, Inc. or any successors thereto.

“Mortgage” means each mortgage, assignment of rents, security agreement and fixture filing, or deed of trust, assignment of rents, security agreement and fixture filing, deed to secure debt, assignment of rents, security agreement and fixture filing, or similar instrument creating and evidencing a lien on real property and other property and rights incidental thereto.

“Mortgage File” means, with respect to a Mortgage Loan, the documents and instruments relating to such Mortgage Loan and set forth in Exhibit F-1 to the Custodial Agreement.

“Mortgage Interest Rate” means the rate of interest borne on a Mortgage Loan from time to time in accordance with the terms of the related Mortgage Note.

“Mortgage Interest Rate Cap” means, with respect to an adjustable rate Mortgage Loan, the limit on each Mortgage Interest Rate adjustment as set forth in the related Mortgage Note.

“Mortgage Loan” means any first lien Conforming Mortgage Loan, FHA Loan, VA Loan or Jumbo Mortgage Loan which is a fixed or floating-rate, one-to-four-family residential mortgage loan evidenced by a promissory note and secured by a mortgage, which satisfies the requirements set forth in (a) the Underwriting Guidelines and (b) Section 13(b) hereof; provided, however, that, except as expressly approved in writing by Buyer, Mortgage Loans shall not include any High Cost Mortgage Loans and; provided, further, that the related initial Purchase Date is no more than sixty (60) days following the origination date except for Purchased Mortgage Loans purchased on the initial Purchase Date which were originally purchased under the PMC Facility.

“Mortgage Loan Documents” means the documents in the related Mortgage File to be delivered to Custodian.

“Mortgage Loan Schedule” has the meaning set forth in the Custodial Agreement.

“Mortgage Note” means the promissory note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

“Mortgage-Backed Security” means any security that is (a) guaranteed by GNMA that represents an interest in a pool of mortgages, deeds of trusts or other instruments creating a lien on real property; (b) issued by Fannie Mae or Freddie Mac that represents interests in such a pool; or (c) privately placed and represents undivided interests in or otherwise supported by such a pool.

“Mortgaged Property” means the real property securing repayment of the debt evidenced by a Mortgage Note.

“Mortgagor” means the obligor or obligors on a Mortgage Note, including any person who has assumed or guaranteed the obligations of the obligor thereunder.

“Multiemployer Plan” means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been or are required to be made by Seller or any ERISA Affiliate and that is covered by Title IV of ERISA.

“Net Income” means, for any period and any Person, the net income of such Person for such period as determined in accordance with GAAP.

“Net Worth” means, with respect to such Person, an amount equal to, on a consolidated basis, such Person’s stockholder equity (determined in accordance with GAAP).

“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Non-Performing Mortgage Loan” means (a) any Mortgage Loan for which any payment of principal or interest is more than twenty-nine (29) days past due as determined by applying the methodology set forth by the Mortgage Bankers Association, (b) any Mortgage Loan with respect to which the related mortgagor is in bankruptcy or (c) any Mortgage Loan with respect to which the related Mortgaged Property is in foreclosure.

“Non-Utilization Fee” has the meaning set forth in the Transactions Terms Letter.

“Noncompliant Mortgage Loan” means, a Noncompliant I Mortgage Loan and a Noncompliant II Mortgage Loan.

“Noncompliant I” means either (a) a Purchased Mortgage Loan other than a Jumbo Mortgage Loan, which has been subject to one or more Transactions hereunder for a period of greater than 30 calendar days but not greater than 60 calendar days, or (b) a Purchased Mortgage Loan that is a Jumbo Mortgage Loan, which has been subject to one or more Transactions hereunder for a period of greater than 180 calendar days but not greater than 210 calendar days; provided that with respect to any Purchased Mortgage Loan purchased on the initial Purchase Date which was originally purchased under the PMC Facility such measurement shall be made from the PMC Purchase Date.

“Noncompliant II” means either (a) a Purchased Mortgage Loan other than a Jumbo Mortgage Loan, which has been subject to one or more Transactions hereunder for a period of greater than 60 calendar days but not greater than 90 calendar days, or (b) a Purchased Mortgage Loan that is a Jumbo Mortgage Loan, which has been subject to one or more Transactions hereunder for a period of greater than 210 calendar days but not greater than 240 calendar days; provided that with respect to any Purchased Mortgage Loan purchased on the initial Purchase Date which was originally purchased under the PMC Facility such measurement shall be made from the PMC Purchase Date.

“Notice Date” has the meaning given to it in Section 3(b) hereof.

“Obligations” means (a) all of Seller’s indebtedness, obligations to pay the Repurchase Price on the Repurchase Date, the Price Differential on each Price Differential Payment Date, and other obligations and liabilities, to Buyer, its Affiliates or Custodian arising under, or in connection with, the Program Agreements, whether now existing or hereafter arising; (b) any and all sums paid by Buyer or on behalf of Buyer in order to preserve any Purchased Mortgage Loan or its interest therein; (c) in the event of any proceeding for the collection or enforcement of any of Seller’s indebtedness, obligations or liabilities referred to in clause (a), the reasonable expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Purchased Mortgage Loan, or of any exercise by Buyer of its rights under the Program Agreements, including, without limitation, attorneys’ fees and disbursements and court costs; and (d) all of Seller’s indemnity obligations to Buyer or Custodian or both pursuant to the Program Agreements.

“OFAC” has the meaning set forth in Section 13(a)(27) hereof.

“Officer’s Compliance Certificate” means the certificate substantially in the form of Exhibit D hereto.

“Over/Under Account” means that account maintained by Buyer, as described in Section 3(i).

“Over/Under Account Interest Rate” means, with respect to amounts in the Over/Under Account, provided that Buyer has not declared an Event of Default at any time during any calendar month, monthly interest on the average amounts on deposit in the

Over/Under Account during such month (the “Average O/U Balance”) in an amount equal to the sum of the following calculations:

(a) with respect to the portion of the Average O/U Balance that is less than or equal to 50% of the average aggregate outstanding Purchase Price during such month (the “Applicable Average O/U Balance”), the product of (a) the Applicable Average O/U Balance, (b) an annual rate equal to LIBOR plus the Applicable Pricing Rate for Type A Mortgage Loans, and (c) the actual number of days in such calendar month, divided by 365; plus

(b) with respect to the portion (if any) of the Average O/U Balance that exceeds the Applicable Average O/U Balance but is less than the average aggregate outstanding Purchase Price during such month (the “Remaining Applicable Average O/U Balance”), the product of (a) the Remaining Applicable Average O/U Balance, (b) an annual rate equal to the greater of (x) LIBOR minus 0.25%, or (y) 0%, and (c) the actual number of days in such calendar month, divided by 365.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Pension Protection Act” means the Pension Protection Act of 2006.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means an employee benefit or other plan established or maintained by Seller or any ERISA Affiliate and covered by Title IV of ERISA, other than a Multiemployer Plan.

“PMC Facility” means that certain master repurchase agreement among Buyer, PennyMac Corp. as seller, and PennyMac Mortgage Investment Trust and PennyMac Operating Partnership, L.P. as guarantors, dated as of November 7, 2011, as the same may be amended from time to time.

“PMC Purchase Date” means with respect to any Purchased Mortgage Loan originally purchased under the PMC Facility, the purchase date under such PMC Facility.

“PMC/POP Side Letter” means that certain Side Letter, dated as of the date hereof, among Buyer, Seller, Guarantor and Underlying Repurchase Counterparty.

“Power of Attorney” has the meaning specified in Section 28 hereto.

“Post Default Rate” has the meaning set forth in the Transactions Terms Letter.

“Price Differential” means with respect to any Transaction as of any date of determination, an amount equal to the product of (a) the Pricing Rate for such Transaction and (b) the Purchase Price for such Transaction, calculated daily on the basis of a 360-day year for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the Repurchase Date.

“Price Differential Payment Date” means, with respect to a Purchased Mortgage Loan, the 5th day of the month following the related Purchase Date and each succeeding 5th day of the month thereafter; provided, that, with respect to such Purchased Mortgage Loan, the final Price Differential Payment Date shall be the related Repurchase Date; and provided, further, that if any such day is not a Business Day, the Price Differential Payment Date shall be the next succeeding Business Day.

“Pricing Rate” has the meaning set forth in the Transactions Terms Letter.

“Principal” has the meaning given to it in Annex I.

“Program Agreements” means, collectively, the Custodial Agreement, this Agreement, the Transactions Terms Letter, the Electronic Tracking Agreement, the Servicer Notice and Pledge, any Servicer Notice and Acknowledgment, the Guaranty and the Collection Account Control Agreement.

“Prohibited Person” has the meaning set forth in Section 13(a)(27) hereof.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Purchase Advice” means, in connection with each wire transfer to be made to Buyer by Seller or an Approved Investor, a written or electronic notification setting forth (a) the loan number assigned by Buyer or last name of the Mortgagor for each Mortgage Loan that is related to the Transaction in connection with which a payment is being made; (b) the amount of the wire transfer to be applied in the Transaction; and (c) the total amount of the wire.

“Purchase Commitment” means a trade ticket or other written commitment, in form and substance satisfactory to Buyer, issued in favor of Underlying Repurchase Counterparty by an Approved Investor pursuant to which that Approved Investor commits to purchase one or more Purchased Mortgage Loans in form and substance satisfactory to Buyer, governing the terms and conditions of any such purchases.

“Purchase Date” means the date on which Purchased Mortgage Loans are to be transferred by Seller to Buyer.

“Purchase Price” means the price at which each Purchased Mortgage Loan is transferred by Seller to Buyer, which shall equal:

(a) on the Purchase Date, in the case of all Purchased Mortgage Loans, the product of the applicable Purchase Price Percentage multiplied by the lesser of: (i) the Market Value of such Purchased Mortgage Loan; (ii) the outstanding principal amount thereof as set forth on the related Asset Data Record; (iii) the purchase price paid by Underlying Repurchase Counterparty in acquiring such Mortgage Loan; or (iv) the purchase price committed by the related Approved Investor; or

(b) on any day after the Purchase Date, except where Buyer and Seller agree otherwise, the amount determined under the immediately preceding clause (a) decreased by the amount of any cash applied to reduce Seller’s obligations under Section 4(b)(ii) hereof or under Section 6 hereof.

“Purchase Price Percentage” has the meaning set forth in the Transactions Terms Letter.

“Purchased Mortgage Loans” means the collective reference to Mortgage Loans together with the Repurchase Assets related to such Mortgage Loans transferred by Seller to Buyer in a Transaction hereunder, listed on the related Asset Data Record, which such Mortgage Loans Custodian has been instructed to hold pursuant to the Custodial Agreement.

“QM Rule” means 12 CFR 1026.43(e).

“Qualified Insurer” means a hazard insurance company duly authorized and licensed where required by law to transact hazard insurance business and approved as an insurer by Fannie Mae or Freddie Mac.

“Qualified Mortgage” means a Mortgage Loan that satisfies the criteria for a “qualified mortgage” as set forth in the QM Rule.

“Qualified Originator” means an originator of Mortgage Loans which is acceptable under the Underwriting Guidelines.

“Rebuttable Presumption Qualified Mortgage” means a Qualified Mortgage with an annual percentage rate that exceeds the average prime offer rate for a comparable mortgage loan as of the date the interest rate is set by 1.5 or more percentage points for a first-lien Mortgage Loan or by 3.5 or more percentage points for a subordinate-lien Mortgage Loan.

“Records” means all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by Guarantor, Seller, Underlying Repurchase Counterparty, Custodian, Servicer or any other person or entity with respect to a Purchased Mortgage Loan.  Records shall include the Mortgage Notes, any Mortgages, the Mortgage Files, the Servicing Records, the credit files related to the Purchased Mortgage Loan and any other instruments necessary to document or service a Mortgage Loan.

“Reference Bank” means any lending banks selected by Buyer or its Affiliates which are engaged in Eurodollar deposits in the international Eurocurrency market with an established place of business in London.

“REIT” means a real estate investment trust, as defined in Section 856 of the Code.

“REO Property” means real property acquired by Seller, including a Mortgaged Property acquired through foreclosure of a Mortgage Loan or by deed in lieu of such foreclosure.

“Reporting Date” means the 5th day of each month or, if such day is not a Business Day, the next succeeding Business Day.

“Repurchase Acceleration Event” means any of the conditions or events set forth in Section 4(e) hereof.

“Repurchase Assets” has the meaning assigned thereto in Section 8 hereof.

“Repurchase Date” means the earliest of (a) the Termination Date, (b) the occurrence of any Repurchase Acceleration Event with respect to such Purchased Mortgage Loan, (c) the date determined by application of Section 16 hereof or (d) the date identified to Buyer by Seller as the date that the related Mortgage Loan is to be sold pursuant to a Purchase Commitment.

“Repurchase Price” means the price at which Purchased Mortgage Loans are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the accrued but unpaid Price Differential as of the date of such determination.

“Request for Temporary Increase” has the meaning set forth in Section 3(l) hereof.

“Requirement of Law” means, with respect to any Person, any law, treaty, rule or regulation or determination of an arbitrator, a court or other governmental authority, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer of such Person.  The Responsible Officers of Seller and Guarantor as of the date hereof are listed on Schedule 3 hereto.

“S&P” means Standard & Poor’s Ratings Services, or any successor thereto.

“Safe Harbor Qualified Mortgage” means a Qualified Mortgage with an annual percentage rate that does not exceed the average prime offer rate for a comparable mortgage loan as of the date the interest rate is set by 1.5 or more percentage points for a first-lien Mortgage Loan or by 3.5 or more percentage points for a subordinate-lien Mortgage Loan.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“Seller” means PennyMac Operating Partnership, L.P. or its permitted successors and assigns.

“Servicer” shall mean, as applicable, PennyMac Loan Services, LLC, the Underlying Repurchase Counterparty or any of their successors or permitted assigns.

“Servicer Notice and Acknowledgment” means the notice acknowledged by a third party Servicer that is not an Affiliate of Seller substantially in the form of Exhibit M-2 hereto.

“Servicer Notice and Pledge” means the notice to and pledge by Servicer that is an Affiliate of Seller substantially in the form of Exhibit M-1 hereto.

“Servicer Termination Event” shall mean any of the following shall occur:

(a)                     there is a material breach of the Servicing Agreement; or

(b)                     Servicer fails to maintain any license or approval in any jurisdiction where Mortgaged Property related to any Mortgage Loan is located to the extent such license or approval is required in connection with servicing Eligible Mortgage Loans.

“Servicing Agreement” means that certain Second Amended Flow Servicing Agreement, dated as of March 1, 2013 by and between Seller and PennyMac Loan Services, LLC, as amended from time to time.

“Servicing Records” means, with respect to each Purchased Mortgage Loan, the file retained by the Servicer consisting of all documents that Servicer would customarily have if it was servicing Mortgage Loans similar to the Purchased Mortgage Loans for its own account, including all documents necessary to document and service the Purchased Mortgage Loans and any and all documents required to be delivered pursuant to any of the Program Agreements.

“Servicing Rights” means rights of any Person to administer, service or subservice, the Purchased Mortgage Loans or to possess related Records.

“SIPA” means the Securities Investor Protection Act of 1970, as amended from time to time.

“Standard Status” means, as of any date of determination, the Purchased Mortgage Loan has been subject to a Transaction for less than the Maximum Dwell Time and is not a Noncompliant Mortgage Loan or a Defective Mortgage Loan.

“Subordinated Debt” means Indebtedness of a Person which is (a) unsecured, (b) as to which no part of the principal of such Indebtedness is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the date which is one year following the Expiration Date and (c) as to which the payment of the principal of and interest on such Indebtedness and other obligations of such Person in respect of such Indebtedness are subordinated to the prior payment in full of the principal of and interest (including post-petition obligations) on the Transactions and all other obligations and liabilities of such Person to Buyer hereunder on terms and conditions approved in writing by Buyer and all other terms and conditions of which are satisfactory in form and substance to Buyer.

“Subsidiary” means, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Temporary Increase” has the meaning set forth in Section 3(l) hereof.

“Termination Date” has the meaning set forth in the Transactions Terms Letter.

“Test Period” means the prior three (3) calendar quarters.

“Texas Cash-Out Refinance Mortgage Loan” means a Mortgage Loan originated in the state of Texas pursuant to Article XVI, Section 50(a)(6) of the Texas Constitution.

“Total Liabilities” means, as of any date of determination, (i) with respect to Seller, the sum of (a) the total liabilities of Seller on any given date of determination, to be determined in accordance with GAAP consistent with those applied in the preparation of Seller’s financial statements, plus (b) to the extent not already included under GAAP, the total aggregate outstanding amount owed by Seller under any repurchase, refinance or other similar credit arrangements, plus (c) to the extent not already included under GAAP, any “off balance sheet” repurchase, refinance or other similar credit arrangements, less (d) non-recourse debt and less (e) any debt classified as intercompany debt that is eliminated on the accompanying consolidating financial statements of Guarantor and its Subsidiaries, and (ii) with respect to Guarantor, the sum of (a) the total liabilities of Guarantor and its Subsidiaries on any given date of determination, to be determined in accordance with GAAP consistent with those applied in the preparation of Guarantor and its Subsidiaries’ financial statements, plus (b) to the extent not already included under GAAP, the total aggregate outstanding amount owed by Guarantor and its Subsidiaries under any repurchase, refinance or other similar credit arrangements, plus (c) to the extent not already included under GAAP, any “off balance sheet” repurchase, refinance or other similar credit arrangements, less (d) non-recourse debt.

“Transaction” has the meaning set forth in Section 1 hereof.

“Transaction Request Deadline” means that time, as set forth in the Transactions Terms Letter, by which Seller must submit to Buyer certain documents in order to initiate a Transaction.

“Transactions Terms Letter” means that certain Transactions Terms Letter, dated as of the date hereof, between Buyer and Seller, as the same may be amended from time to time.

“Trust Receipt” has the meaning of “Master Trust Receipt” set forth in the Custodial Agreement.

“Type Sublimit” has the meaning set forth in the Transactions Terms Letter.

“Uncommitted Amount” has the meaning set forth in the Transactions Terms Letter.

“Underlying Interest Rate Protection Agreement” means, with respect to any or all of the Purchased Mortgage Loans, any short sale of a US Treasury Security, or futures contract, or mortgage related security, or Eurodollar futures contract, or options related contract, or interest rate swap, cap or collar agreement, or similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by Underlying Repurchase Counterparty consistent with its hedging policy, which policy shall be acceptable to Buyer in its sole discretion.

“Underlying Repurchase Counterparty” means PennyMac Corp.

“Underlying Repurchase Documents” means the repurchase agreement, pricing letter, confirmations and all documents ancillary thereto that evidence an Underlying Repurchase Transaction in the form approved by Buyer in writing in its sole discretion with any material modifications approved by Buyer in writing in its sole discretion (excluding provisions related to the price or pricing rate of such Underlying Repurchase Transactions, which shall not be subject to Buyer review or approval).

“Underlying Repurchase Transaction” means a transaction between Seller and the Underlying Repurchase Counterparty whereby the Underlying Repurchase Counterparty sells one or more Mortgage Loans to Seller against the transfer of funds by Seller, with the simultaneous agreement by Seller to transfer to the Underlying Repurchase Counterparty such Mortgage Loans at a date certain against the transfer of funds by the Underlying Repurchase Counterparty, which Mortgage Loans are concurrently or consecutively purchased by Buyer hereunder.

“Underwriting Guidelines” means the standards, procedures and guidelines of the Underlying Repurchase Counterparty for underwriting Mortgage Loans, which are set forth in the written policies and procedures of the Underlying Repurchase Counterparty (a copy of which is attached hereto as Exhibit F), the Fannie Mae Single-Family Selling and Servicing Guide, the Freddie Mac Single-Family Seller/Servicer Guide or the underwriting guidelines relating to VA Loans or FHA Loans and such other guidelines as are identified and approved in writing by Buyer.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect on the date hereof in the State of New York or the Uniform Commercial Code as in effect in the applicable jurisdiction.

“VA” means the U.S. Department of Veterans Affairs, an agency of the United States of America, or any successor thereto including the Secretary of Veterans Affairs.

“VA Approved Lender” means a lender which is approved by the VA to act as a lender in connection with the origination of VA Loans.

“VA Loan” means a Mortgage Loan which is the subject of a VA Loan Guaranty Agreement as evidenced by a loan guaranty certificate, or a Mortgage Loan which is a vendor loan sold by the VA.

“VA Loan Guaranty Agreement” means the obligation of the United States to pay a specific percentage of a Mortgage Loan (subject to a maximum amount) upon default of the Mortgagor pursuant to the Servicemen’s Readjustment Act, as amended.

“Wet Mortgage Loan” means a Mortgage Loan (other than an FHA Loan originated under a correspondent program) which Seller is selling to Buyer simultaneously with the origination thereof and the related Mortgage File has not been received by or certified to by Custodian.

“Wet Mortgage Loan Maximum Dwell Time” means, with respect to each Wet Mortgage Loan, the date which is seven (7) Business Days after the related Purchase Date or with respect to any Purchased Mortgage Loan purchased on the initial Purchase Date which was originally purchased under the PMC Facility, such measurement shall be made from the PMC Purchase Date.

3.                                      Procedures For Requesting And Entering Into Transactions

a.              Terms.  From time to time, Buyer will purchase from Seller certain Mortgage Loans that have been originated or acquired by Seller from the Underlying Repurchase Counterparty pursuant to an Underlying Repurchase Transaction.  This Agreement is a commitment by Buyer to enter into Transactions with Seller for an aggregate amount up to the Committed Amount.  This Agreement is not a commitment by Buyer to enter into Transactions with Seller for amounts exceeding the Committed Amount, but rather, sets forth the procedures to be used in connection with periodic requests for Buyer to enter into such Transactions with Seller.  Seller hereby acknowledges that, beyond the Committed Amount, Buyer is under no obligation to agree to enter into, or to enter into, any Transaction pursuant to this Agreement.  Buyer may, without cause and for any reason whatsoever, terminate this Agreement with respect to the Uncommitted Amount at any time by providing five (5) Business Days’ prior notice to Seller.  All Purchased Mortgage Loans shall exceed or meet the Underwriting Guidelines and shall be serviced by Servicer.  The aggregate Purchase Price of Purchased Mortgage Loans subject to outstanding Transactions shall not exceed the Aggregate Transaction Limit.

b.              Policies and Procedures.  In connection with the Transactions contemplated hereunder, Seller shall comply with all applicable policies and procedures of Buyer as may currently exist or as hereafter created.  Such policies and procedures may be in writing, published on Buyer’s website(s) or otherwise contained in the Handbook.  Buyer shall have the right to change, revise, amend or supplement its policies and procedures and the Handbook from time to time to conform to current legal requirements or Buyer practices by giving advance notice thereof to Seller

c.               Request for Transactions.  Seller shall request a Transaction by delivering to Buyer, electronically or in writing, an Asset Data Record for each Mortgage Loan intended to be the subject of the Transaction no later than the Transaction Request Deadline; provided, however, that if Seller intends to request a Transaction or series of Transactions equal to or greater than ten million ($10,000,000) dollars, Seller shall provide Buyer not fewer than one (1) Business Day prior written notice thereof. Assuming all conditions precedent set forth in Article 10 and otherwise in this Agreement, Buyer shall confirm to Seller the terms of Transactions electronically or in writing.  Buyer reserves the right to reject any Transaction request that Buyer determines fails to comply with the terms and conditions of this Agreement or Buyer’s then current policies and procedures.

d.              Form of Asset Data Record.  Buyer shall have the right to revise or supplement the form of the Asset Data Record from time to time by giving prior notice thereof to Seller.

e.               Payment of Purchase Price.  On the Purchase Date for each Transaction, ownership of the Purchased Mortgage Loans, including the servicing rights related thereto, shall be transferred to Buyer against the simultaneous transfer of the Purchase Price to Seller simultaneously with the delivery to Buyer or Custodian of the Purchased Mortgage Loans relating to each Transaction.  With respect to the Purchased Mortgage Loans being sold by Seller on the Purchase Date, Seller hereby sells, transfers, conveys and assigns to Buyer or its designee without recourse, but subject to the terms of this Agreement, all the right, title and interest of Seller in and to the Purchased Mortgage Loans, including the servicing rights related thereto, together with all right, title and interest in and to the proceeds of any related Repurchase Assets.

f.                Methods of Payment.  On the Purchase Date for each Transaction:

(1)         Buyer shall pay the Purchase Price for all Transactions by wire transfer in accordance with Seller’s wire instructions set forth on Exhibit A.  Notwithstanding the foregoing, Buyer shall not be obligated to pay the Purchase Price under any method of payment to any Closing Agent or warehouse lender that is not an Approved Payee.  Further, the payment of the Purchase Price by Buyer to any Closing Agent or warehouse lender that is not an Approved Payee shall not make such Closing Agent or warehouse lender an Approved Payee.  Any funds disbursed by Buyer to Seller or its Approved Payee shall be subject to all applicable federal, state and local laws, including, without limitation, regulations and policies of the Board of Governors of the Federal Reserve System on Reduction of Payments System Risk.  Seller acknowledges that as a result of such applicable laws, regulations and policies, equipment malfunction, Buyer’s approval procedures or circumstances beyond the reasonable control of Buyer, the payment of a Purchase Price may be delayed.  Buyer shall not be liable to Seller for any costs, losses or damages arising from or relating to any such delays, or

(2)         Notwithstanding the foregoing, where a Purchased Mortgage Loan is the subject of third party financing, Buyer may pay all or any portion of the Purchase Price directly to the warehouse or other lender that has a security interest in the Purchased Mortgage Loan to satisfy the related indebtedness and obtain a release of such security interest.

g.               Transaction Limitations and Restrictions Relating to Closing Agents.  Notwithstanding that a particular Transaction request will not exceed the Committed Amount or Aggregate Transaction Limit nor will it cause a Margin Deficit, if the payment of the Purchase Price for such Transaction to the related Closing Agent will violate Buyer’s applicable policies and procedures (as contained in the Handbook or otherwise) regarding payments to Closing Agents, Buyer may refuse to pay the Purchase Price to such Closing Agent.

h.              Haircut.  With respect to each Transaction the subject of which are Wet Mortgage Loans, Seller shall ensure that there are sufficient funds on deposit in the Over/Under Account such that following the withdrawal of the Haircut related to such Wet Mortgage Loans by Buyer, the balance of the Over/Under Account is equal to or greater than the Minimum Required Balance.

i.                  Over/Under Account.

(1)         Minimum Balance.  Seller shall at all times maintain a margin balance in the Over/Under Account of not less than the Minimum Required Balance, which account shall be used to assist in settling the Transactions and any other obligations under this Agreement.  Buyer shall not be required to segregate and hold funds deposited by or on behalf of Seller in the Over/Under Account separate and apart from Buyer’s own funds or funds deposited by or held for others.  Interest shall accrue on amounts in the Over/Under Account at a rate equal to the Over/Under Account Interest Rate.

(2)         Deposits.

i.                  Seller shall deposit margin in the form of funds in the Over/Under Account in accordance with the terms of this Agreement, including, without limitation, Section 3(h) and Section 3(i)(1).

ii.               Buyer shall credit to the Over/Under Account all amounts in excess of those amounts due to Buyer in accordance with the Program Agreements on the date Buyer receives or has received both (1) a payment by Seller or an Approved Investor pursuant to a Purchase Commitment and (2) a Purchase Advice relating to such payment without discrepancy; provided, however, that funds and Purchase Advices received by Buyer after the Transaction Request Deadline, shall be deemed to have been received on the next Business Day. Buyer shall use reasonable efforts to notify Seller if there is a discrepancy between a wire transfer and the related Purchase Advice, and thereafter, Seller shall notify Buyer as to whether Buyer should accept such settlement payment despite the discrepancy between the amount received and the related Purchase Advice; provided, however, that if an Event of Default or Default has occurred and is continuing, Buyer is not obligated to receive notification from Seller prior to accepting any amounts received and releasing the related Repurchase Assets.

iii.            Buyer shall deliver to Seller via facsimile or make available to Seller via the Internet within one (1) Business Day following settlement of a Transaction, or as soon thereafter as is reasonably possible, a settlement statement, which includes an explanation of all amounts credited by Buyer to the Over/Under Account to settle the Transaction.

(3)         Withdrawals.

i.                  If the amount credited to the Over/Under Account creates a balance in excess of the Minimum Required Balance pursuant to Section 3(i)(1) above, provided that no Default or Event of Default has occurred and is continuing, Seller may (A) to the extent Seller has submitted documentation to and approved by Buyer in its sole discretion, receive payment of such excess funds at the end of each Business Day or (B) submit a written request to Buyer for return or payment of such excess funds.  If any such request is received by Buyer prior to 1:00 p.m. (Eastern time) on a Business Day, Buyer shall use commercially reasonable efforts to wire such requested excess funds to Seller by the end of such Business Day and in no event no later than two (2) Business Days after Buyer’s receipt of such request.  Notwithstanding anything contained in this Section 3(i)(3)(i) to the contrary, Buyer reserves the right to reject any request for excess funds from the Over/Under Account if Buyer determines that such excess funds shall be used to satisfy Seller’s outstanding obligations under this Agreement or are subject to other rights as provided in this Agreement.

ii.               Buyer may, from time to time and without separate authorization by Seller or notice to Seller, withdraw funds from the Over/Under Account to settle amounts owed in accordance with the terms of this Agreement or to otherwise satisfy Seller’s obligations under this Agreement, including, without limitation:

A.                        with respect to any Transaction the subject of which is a Wet Mortgage Loan, to deliver the Haircut to the Closing Agent;

B.                        RESERVED;

C.                        to pay itself any Price Differential on a Purchase Price that is due and owing;

D.                        to Seller as provided in Section 3(i)(3)(i);

E.                         RESERVED;

F.                          to satisfy a Margin Deficit as provided for in Section 6;

G.                        in the exercise of Buyer’s or its Affiliates rights under Section 6(c) or Section 16(f).

(4)         Failure to Maintain Balance.  If, at any time, Seller fails to maintain in the Over/Under Account the Minimum Required Balance hereunder, in addition to any other rights and remedies that Buyer may have against Seller, Buyer shall have the right to immediately stop entering into Transactions with Seller until the time that funds are deposited into or held in the Over/Under Account to comply with such Minimum Required Balance hereunder. Without limiting the generality of the foregoing, it is understood and agreed that should the balance in the Over/Under Account become negative, Seller will continue to owe Buyer accrued interest as provided herein.

j.                 Return of Purchase Price.  If a Wet Mortgage Loan subject to a Transaction is not closed on the same day on which the Purchase Price was funded, Seller shall immediately return, or cause to be immediately returned, the Purchase Price to Buyer by wire transfer in accordance with Buyer’s wire instructions set forth on Exhibit A.  Further, Seller shall pay Buyer all fees and any Price Differential thereon immediately upon notification from Buyer; provided, however, that Price Differential shall continue to accrue until the Purchase Price is returned to Buyer.

k.              Approved Payees.

(1)         Closing Agents.  In order for a Closing Agent to be designated an Approved Payee with respect to any Purchase Price for Wet Mortgage Loans, Seller shall submit or shall cause to be submitted to Buyer evidence that the Irrevocable Closing Instructions, in the applicable form and signed by Underlying Repurchase Counterparty, Seller and Buyer, have been delivered to such Closing Agent and one of the following documents:

i.                  a valid blanket Closing Protection Letter, in a form acceptable to Buyer, issued to Underlying Repurchase Counterparty, Seller or Buyer by the title company, which is issuing the title insurance policy that covers the related Purchased Mortgage Loan and is an Acceptable Title Insurance Company, that covers closings conducted by the Closing Agent in the jurisdiction where this closing will take place and if applicable, an assignment to Buyer of such Closing Protection Letter, substantially in the form of Exhibit J hereto; or

ii.               a valid Closing Protection Letter, in a form acceptable to Buyer, issued to Underlying Repurchase Counterparty, Seller or Buyer by the title company, which is issuing the title insurance policy that covers the related Purchased Mortgage Loans and is an Acceptable Title Insurance Company, that covers the closing of this specific Purchased Mortgage Loan and if applicable, an assignment to Buyer of such Closing Protection Letter, substantially in the form of Exhibit J hereto; or

iii.            with respect to those jurisdictions outlined in the Handbook for which Closing Protection Letters are not available or are limited in their applicability, any other documents Buyer may require, including without limitation, a duly executed, valid and enforceable assignment to Buyer of Underlying Repurchase Counterparty’s or Seller’s rights, as applicable, under its Fidelity Insurance.

(2)         Warehouse Lenders.  In order for a warehouse lender to be designated an Approved Payee with respect to any Purchase Price, Seller shall submit to Buyer a written request, including the name and address of the warehouse lender, demonstrating a need for such designation.  Notwithstanding the foregoing, Buyer reserves the right to refuse to designate any warehouse lender as an Approved Payee, or, alternatively, to require additional terms and conditions in order for Buyer to pay a Purchase Price to the warehouse lender.

(3)         Approval Process.  Buyer shall review the applicable documents and notify Seller within two (2) Business Days as to whether such Closing Agent or warehouse lender has been designated by Buyer to be an Approved Payee with respect to such Purchase Price.  Buyer may withdraw its approval of any Closing Agent or warehouse lender as an Approved Payee if Buyer becomes aware of any facts or circumstances at any time related to such

Closing Agent or warehouse lender which Buyer determines materially and adversely affects the Closing Agent or warehouse lender or otherwise makes the Closing Agent or warehouse lender unacceptable as an Approved Payee.

l.                  Temporary Increase.  Seller may request a temporary increase of the Aggregate Transaction Limit (a “Temporary Increase”) by submitting to Buyer an executed request for Temporary Increase in the form of Exhibit L hereto (a “Request for Temporary Increase”), setting forth the requested increased Aggregate Transaction Limit, the effective date and time of such Temporary Increase and the date and time on which such Temporary Increase shall terminate.  Buyer may from time to time, in its sole and absolute discretion, consent to such Temporary Increase, which consent shall be in writing as evidenced by Buyer’s delivery to Seller of a countersigned Request for Temporary Increase.  At any time that a Temporary Increase is in effect (and only for such time as such Temporary Increase is in effect), the Aggregate Transaction Limit shall be increased by the amount of the Temporary Increase for all purposes of this Agreement and all calculations and provisions relating to the Aggregate Transaction Limit shall refer to such increased amount.

4.                                      Repurchase

a.              Payment of Repurchase Price.  The Repurchase Price for each Purchased Mortgage Loan shall be payable in full and by wire transfer in accordance with Buyer’s wire instructions set forth on Exhibit A upon each related Repurchase Date.  Such obligation to repurchase exists without regard to any prior or intervening liquidation or foreclosure with respect to any Purchased Mortgage Loan (but liquidation or foreclosure proceeds received by Buyer shall be applied to reduce the Repurchase Price for such Purchased Mortgage Loan on each Price Differential Payment Date except as otherwise provided herein).  While it is anticipated that Seller will repurchase each Purchased Mortgage Loan on its related Repurchase Date, Seller may repurchase any Purchased Mortgage Loan hereunder on demand without any pre-payment penalty or premium.

b.              Effect of Payment of Repurchase Price.  On the Repurchase Date (or such other date on which the Repurchase Price is paid by Seller), termination of the related Transaction will be effected by the repurchase by Seller or its designee of the Purchased Mortgage Loans and the simultaneous transfer of the Repurchase Price to an account of Buyer, or transfer of additional Mortgage Loan(s) and all of Buyer’s rights, title and interests therein shall then be conveyed to Seller or its designee. Seller is obligated to obtain the Mortgage File and other documents from Custodian at Seller’s expense on the Repurchase Date.

c.               Future Transactions.  To the extent that (i) the Repurchase Date shall have occurred, (ii) there exists no Default, (iii) Seller wishes to enter into a new Transaction with respect to the related Mortgage Loans, (iv) such Mortgage Loans have an Asset Value in excess of zero and (v) the Purchase Price shall not cause the aggregate Purchase Price of all Transactions to exceed the Aggregate

Transaction Limit or Committed Amount nor cause a Margin Deficit, then Seller may request a new Transaction in accordance with the provisions of Section 3 hereof and Buyer shall enter the same.

d.              Payments Pursuant to Sale to Approved Investors.  Seller shall direct each Approved Investor purchasing a Purchased Mortgage Loan to pay directly to Buyer, by wire transfer of immediately available funds, the full purchase price, without set-off, as set forth in the applicable Purchase Commitment.  In addition, Seller shall provide Buyer with a Purchase Advice relating to such payment.  Seller shall not direct the Approved Investor to pay to Buyer an amount less than the full purchase price set forth in the applicable Purchase Commitment or modify or otherwise change the wire instructions for payment of the purchase price provided to Approved Investor by Buyer.  Buyer shall apply all amounts received for the account of Seller in accordance with Section 7(b) and credit all amounts due Seller to the Over/Under Account in accordance with Section 3(i)(2)(i).  Buyer may reject any amount received from an Approved Investor and not release the related Purchased Mortgage Loan if (a) Buyer does not receive a Purchase Advice in respect of any wire transfer, (b) Buyer does not receive the full purchase price, without set-off, as set forth in the applicable Purchase Commitment or (c) the amount received is not sufficient to pay the Repurchase Price.  Alternatively, in lieu of rejecting an amount received by Buyer from an Approved Investor, at Buyer’s option, if the amount received from the Approved Investor does not equal or exceed the Repurchase Price, Buyer may accept the amount received from the Approved Investor and deduct the remaining amounts owed by Seller from the Over/Under Account or demand payment of such remaining amount from Seller.  If Seller receives any funds intended for Buyer, Seller shall segregate and hold such funds in trust for Buyer and immediately pay to Buyer all such amounts by wire transfer of immediately available funds together with providing Buyer with a settlement statement for the transaction.

e.               Repurchase Acceleration Events.  The occurrence of any of the following events shall be a Repurchase Acceleration Event with respect to a Purchased Mortgage Loan:

(1)         Buyer has determined that the Purchased Mortgage Loan is a Defective Mortgage Loan;

(2)         thirty (30) calendar days elapse from the date the Mortgage Loan Documents relating to the Purchased Mortgage Loan were delivered to an Approved Investor pursuant to a Bailee Letter and such Approved Investor has not returned the Mortgage Loan Documents or purchased the Purchased Mortgage Loan, unless an extension is granted by Buyer;

(3)         ten (10) Business Days elapse from the date a Mortgage Loan Document relating to the Purchased Mortgage Loan was delivered to Seller for correction or completion or for servicing purposes, without being returned to Buyer or its designee;

(4)         Seller fails to deliver to Buyer the related Mortgage Loan Documents within the Wet Mortgage Loan Maximum Dwell Time or any Mortgage Loan Document delivered to Buyer, upon examination by Buyer, is found not to be in compliance with the requirements of this Agreement or the related Purchase Commitment and is not corrected within the Wet Mortgage Loan Maximum Dwell Time;

(5)         Regardless of whether a Purchased Mortgage Loan is a Defective Mortgage Loan, a foreclosure or similar type of proceeding is initiated with respect to the Purchased Mortgage Loan; or

(6)         the further sale of the Purchased Mortgage Loan by Seller.

f.                Reduction of Asset Value as Alternative Remedy.  In lieu of requiring full repayment of the Repurchase Price upon the occurrence of a Repurchase Acceleration Event, Buyer may elect to reduce the Asset Value of the related Purchased Mortgage Loan (to as low as zero) and accordingly require a full or partial repayment of such Repurchase Price or the delivery of other funds or collateral, which additional assets shall be “margin payments” or “settlement payments” as such terms are defined in Bankruptcy Code Section 741(5) and (8), respectively.

g.               Designation as Noncompliant Mortgage Loan as Alternative Remedy.  In lieu of requiring full repayment of the Repurchase Price upon the occurrence of a Repurchase Acceleration Event, Buyer may elect to deem the related Purchased Mortgage Loan a Noncompliant Mortgage Loan, provided that (a) after such Purchased Mortgage Loan is deemed to be a Noncompliant Mortgage Loan, the aggregate original Asset Value of all Noncompliant Mortgage Loans does not exceed the Type Sublimit for Noncompliant Mortgage Loans; (b) the Asset Value of the Noncompliant Mortgage Loan is greater than the Repurchase Price or Seller provides additional Purchased Assets or repays part of the Repurchase Price as provided in Section 6 in each case as a “margin payment” as such term is defined in Bankruptcy Code Section 741(5); and (c) Seller delivers to Buyer all documentation relating to the Purchased Mortgage Loan reasonably requested by Buyer.

5.                                      Price Differential.

a.              On each Business Day that a Transaction is outstanding, the Pricing Rate shall be reset and, unless otherwise agreed, the accrued and unpaid Price Differential shall be settled in cash on each related Price Differential Payment Date.  Two Business Days prior to the Price Differential Payment Date, Buyer shall give Seller written or electronic notice of the amount of the Price Differential due on such Price Differential Payment Date.  On the Price Differential Payment Date, Seller shall pay to Buyer the Price Differential for such Price Differential Payment Date (along with any other amounts to be paid pursuant to Sections 7 and 35 hereof), by wire transfer in immediately available funds.

b.              If Seller fails to pay all or part of the Price Differential by 3:00 p.m. (Eastern time) on the related Price Differential Payment Date, with respect to any Purchased Mortgage Loan, Seller shall be obligated to pay to Buyer (in addition to, and together with, the amount of such Price Differential) interest on the unpaid Repurchase Price at a rate per annum equal to the Post Default Rate until the Price Differential is received in full by Buyer.

6.                                      Margin Maintenance

a.              If Buyer shall determine at any time that (x) the Asset Value of a Purchased Mortgage Loan subject to a Transaction is less than the related Repurchase Price or (y) the aggregate Asset Value of all Purchased Mortgage Loans for all such Transactions is less than the aggregate Repurchase Price (in either case, a “Margin Deficit”), then Buyer may, at its sole option and by notice to Seller (as such notice is more particularly set forth below, a “Margin Call”), require Seller to either:

(1)         transfer to Buyer or its designee cash or, at Buyer’s sole option, Eligible Mortgage Loans approved by Buyer (“Additional Purchased Assets”) so that the individual Asset Value of the Purchased Mortgage Loan or the aggregate Asset Value of the Purchased Mortgage Loans, including any such cash or Additional Purchased Assets, will thereupon equal or exceed the individual Repurchase Price for the Transaction or the aggregate Repurchase Price for all Transactions; or

(2)         pay one or more Repurchase Prices in an amount sufficient to reduce the outstanding Repurchase Prices in an amount equal to or below the Asset Value of the Purchased Mortgage Loan(s).

b.              If Buyer delivers a Margin Call to Seller on or prior to 9:30 a.m. (Pacific time) on any Business Day, then Seller shall transfer cash or Additional Purchased Assets to Buyer no later than 5:00 p.m. (Pacific time) that same day.  If Buyer delivers a Margin Call to Seller after 9:30 a.m. (Pacific time) on any Business Day, Seller shall be required to transfer cash or Additional Purchased Assets no later than 5:00 p.m. (Pacific time) on the next subsequent Business Day.  Notice of a Margin Call may be provided by Buyer to Seller electronically or in writing, such as via electronic mail or posting such notice on Buyer’s customer website(s).

c.               The failure of Buyer, on any one or more occasions, to exercise its rights hereunder, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Buyer to do so at a later date. Seller and Buyer each agree that a failure or delay by Buyer to exercise its rights hereunder shall not limit or waive Buyer’s rights under this Agreement or otherwise existing by law or in any way create additional rights for Seller.

d.              In the event that a Margin Deficit exists with respect to any Purchased Mortgage Loan, Buyer may retain any funds received by it to which Seller would otherwise be entitled hereunder, which funds (i) shall be held by Buyer against the related Margin Deficit and (ii) may be applied by Buyer against any Purchased Mortgage Loan for which the related Margin Deficit remains otherwise unsatisfied.  In addition, Buyer may withdraw from the Over/Under Account amounts equal to any Margin Deficit which is not otherwise satisfied by Seller within the time frames provided for in this Section 6.  Notwithstanding the foregoing, Buyer retains the right, in its sole discretion, to make a Margin Call in accordance with the provisions of this Section 6.

e.               Buyer shall have the right to determine the Asset Value of each Purchased Mortgage Loan on a daily basis.

7.                                      Income Payments

a.              The Collection Account shall be established by Seller and Servicer at Bank of America, N.A. Buyer shall have sole dominion and control over the Collection Account.  If Income is paid in respect of any Purchased Mortgage Loan during the term of a Transaction, such Income shall be the property of Buyer and shall be deposited in the Collection Account on a daily basis.  Seller shall and shall cause Servicer and Underlying Repurchase Counterparty to deposit all Income received to the Collection Account in accordance with Section 12(c) hereof.

b.              Provided that no Event of Default has occurred and is continuing, funds deposited in the Collection Account shall be held therein until the next Price Differential Payment Date.  Seller shall withdraw any funds on deposit in the Collection Account and distribute such funds as follows:

(1)         first, to Buyer in payment of any accrued and unpaid Price Differential, to the extent not paid by Seller to Buyer pursuant to Section 5;

(2)         second, without limiting the rights of Buyer under Section 6 of this Agreement, to Buyer, in the amount of any unpaid Margin Deficit;

(3)         third, to Buyer in reduction of the Repurchase Price of the Purchased Mortgage Loans, an amount equal to the full or partial prepayments of principal received on or with respect to such Purchased Mortgage Loans;

(4)         fourth, to the payment of all other costs and fees payable to Buyer pursuant to this Agreement; and

(5)         fifth, to Seller, any remaining amounts.

c.               In the event that an Event of Default has occurred and is continuing, notwithstanding any provision set forth herein, Seller shall and shall cause the Servicer to remit all Income received with respect to each Purchased Mortgage Loan into the Collection Account or such other account and on such other date or dates as Buyer notifies Seller in writing.

d.              Notwithstanding any provision to the contrary in this Section 7, within two (2) Business Days of receipt by Seller or Underlying Repurchase Counterparty of any prepayment of principal in full, with respect to a Purchased Mortgage Loan, Seller shall remit or cause to be remitted such amount to Buyer and Buyer shall immediately apply any such amount received by Buyer to reduce the amount of the Repurchase Price due upon termination of the related Transaction.

e.               Except as otherwise specifically provided herein, all payments hereunder must be received by Buyer on the date when due and shall be made in United States dollars by wire transfer of immediately available funds in accordance with Buyer’s wire instructions set forth on Exhibit A.  All payments made by or on behalf of Seller with respect to any Transaction shall be applied to Seller’s account in accordance with Section 3(i)(2)(ii) and Section 7(b) and shall be made in such amounts as may be necessary in order that all such payments after withholding for or on account of any present or future taxes, levies, imports, duties or other similar charges of whatsoever nature imposed by any government or any political subdivision or taxing authority hereof, other than any taxes on or measured by the net income of Buyer pursuant to the state, federal and local tax laws of the jurisdiction where Buyer’s principal office or offices or lending office or offices are located, compensate Buyer for any additional cost or reduced amount receivable of making or maintaining Transactions as a result of such taxes, imports, duties or other charges. All payments to be made by or on behalf of Seller with respect to any Transaction shall be made without set-off, counterclaim or other defense.

f.                Notification of Payment.  Seller shall provide Buyer not fewer than one (1) Business Day prior written notice if Seller or an Approved Investor intends to remit a payment to Buyer equal to or greater than ten million ($10,000,000) dollars.

g.               Authorization to Debit.  In addition to any other authorizations to and rights of Buyer hereunder, Seller hereby expressly authorizes Buyer to debit any account maintained by Seller with any depository institution into which any funds related to the Purchased Mortgage Loans or related Repurchase Assets have been deposited (other than escrow accounts maintained for the benefit of the related Mortgagors), including without limitation, any operating, settlement or custodial account, for any and all amounts due Buyer hereunder.

h.              Book Account.  Buyer and Seller shall maintain an account on their respective books of all Transactions entered into between Buyer and Seller and for which the Repurchase Price has not yet been paid.  As a courtesy to Seller, Buyer shall provide such information to Seller via the Internet or by telephone or facsimile, if Seller is unable to access the information via the Internet.  Notwithstanding the foregoing, Seller shall be responsible for maintaining its own book account and records of Transactions entered into with Buyer, amounts due to Buyer in connection with such Transactions and for paying such amounts when due.  Failure of Buyer to provide Seller with information regarding any Transaction shall not excuse Seller’s timely performance of all obligations under this Agreement, including, without limitation, payment obligations under this Agreement.

8.                                      Security Interest

a.                            Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, and in any event, Seller hereby pledges to Buyer as security for the performance by Seller of its Obligations and hereby grants, assigns and pledges to Buyer a fully perfected first priority security interest in the Purchased Mortgage Loans, any Agency Security or right to receive such Agency Security when issued to the extent backed by any of the Purchased Mortgage Loans, the Records (including, without limitation, copies of all documentation in connection with the underwriting and origination of any Purchased Mortgage Loan that evidences compliance with the Ability to Repay Rule and the QM Rule), all related Servicing Rights, the Program Agreements (to the extent such Program Agreements and Seller’s right thereunder relate to the Purchased Mortgage Loans), any related Purchase Commitments, any Property relating to the Purchased Mortgage Loans, all insurance policies and insurance proceeds relating to any Purchased Mortgage Loan or the related Mortgaged Property, including, but not limited to, any payments or proceeds under any related primary insurance, hazard insurance and FHA Mortgage Insurance Contracts and VA Loan Guaranty Agreements (if any), Income, the Collection Account and all amounts held therein, the Over/Under Account and all amounts held therein, Underlying Interest Rate Protection Agreements to the extent of the Purchased Mortgage Loans protected thereby, accounts (including any interest of Seller in escrow accounts), all of Seller’s right (but not its obligations), title and interest in, to and under the Underlying Repurchase Transactions and all of Seller’s rights (but not its obligations) against and in respect of the Underlying Repurchase Counterparty related to the Underlying Repurchase Transactions, and any other contract rights, instruments, accounts, payments, rights to payment (including payments of interest or finance charges) related to the Purchased Mortgage Loans, all collateral, however defined, securing any other agreement between Seller or Guarantor on the one hand and Buyer on the other hand, general intangibles and other assets relating to the Purchased Mortgage Loans (including, without limitation, any other accounts) or any interest in the Purchased Mortgage Loans, and any proceeds (including the related securitization proceeds) and distributions with respect to any of the foregoing and any other property, rights, title or interests as are specified on a Trust Receipt, in all instances, whether now owned or hereafter acquired, now existing or hereafter created (collectively, the “Repurchase Assets”).

b.              The foregoing provision (a) is intended to constitute a security agreement or other arrangement or other credit enhancement related to the Agreement and Transactions hereunder as defined under Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.

c.               Seller agrees to execute, deliver and/or file such documents and perform such acts as may be reasonably necessary to fully perfect Buyer’s security interest created hereby.  Furthermore, Seller hereby authorizes Buyer to file financing statements relating to the Repurchase Assets, as Buyer, at its option, may deem appropriate. Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 8.

d.              Seller acknowledges and agrees that its rights with respect to the Repurchase Assets (including without limitation its security interest in the Purchased Mortgage Loans and any other collateral purchased by Seller in an Underlying Repurchase Transaction and in which a security interest is granted to Buyer pursuant to this Section 8) are and shall continue to be at all times junior and subordinate to the rights of Buyer under this Agreement. Seller agrees that it will provide notice of any action it takes with respect to the Repurchase Assets at any time any such Repurchase Assets are owned by or pledged to Buyer under this Agreement.

9.                                      Payment and Transfer

Unless otherwise mutually agreed in writing, all transfers of funds to be made by Seller hereunder shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at the account as Buyer shall specify to Seller in writing.  Seller acknowledges that it has no rights of withdrawal from the foregoing account.  All Purchased Mortgage Loans transferred by one party hereto to the other party shall be in the case of a purchase by Buyer in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as Buyer may reasonably request.  All Purchased Mortgage Loans shall be evidenced by a Trust Receipt.  Any Repurchase Price received by Buyer after 3:00 p.m. (Eastern time) shall be deemed received on the next succeeding Business Day.

10.                               Conditions Precedent

a.              Initial Transaction.  As conditions precedent to the initial Transaction, Buyer shall have received on or before the day of such initial Transaction the following, in form and substance satisfactory to Buyer and duly executed by Seller, Guarantor and each other party thereto:

(1)         Program Agreements.  The Program Agreements (including, without limitation, the Guaranty and a Custodial Agreement in a form acceptable to Buyer) duly executed and delivered by the parties thereto and being in full force and effect, free of any modification, breach or waiver.

(2)         Security Interest.  Evidence that all other actions necessary or, in the opinion of Buyer, desirable to perfect and protect Buyer’s interest in the Purchased Mortgage Loans and other Repurchase Assets have been taken, including, without limitation, duly authorized and filed Uniform Commercial Code financing statements on Form UCC-1.

(3)         Organizational Documents.  A certificate of the corporate secretary of each of Seller and Guarantor substantially in the form of Exhibit G hereto, attaching certified copies of Seller’s and Guarantor’s charter, bylaws and corporate resolutions approving the Program Agreements and transactions thereunder (either specifically or by general resolution) and all documents evidencing other necessary corporate action or governmental approvals as may be required in connection with the Program Agreements.

(4)         Good Standing Certificate.  A certified copy of a good standing certificate from the jurisdiction of organization of Seller and Guarantor, dated as of no earlier than the date ten (10) Business Days prior to the Purchase Date with respect to the initial Transaction hereunder.

(5)         Incumbency Certificate.  An incumbency certificate of the corporate secretary of each of Seller and Guarantor, certifying the names, true signatures and titles of the representatives duly authorized to request transactions hereunder and to execute the Program Agreements.

(6)         Opinion of Counsel.  (A) A security interest, general corporate and enforceability opinion or opinions of counsel to Seller and Guarantor, including an Investment Company Act opinion indicating that it is not necessary to register Seller or Guarantor under the Investment Company Act of 1940, as amended (the “Investment Company Act”); and (B) a safe harbor opinion of counsel to each of (i) Seller and Guarantor with respect to this Agreement and (ii) Underlying Repurchase Counterparty with respect to the Underlying Repurchase Documents.

(7)         Underwriting Guidelines.  A true and correct copy of the Underwriting Guidelines certified by an officer of Underlying Repurchase Counterparty.

(8)         Fees.  Payment of any fees due to Buyer hereunder.

(9)         Underlying Repurchase Documents.  Certified copies of the fully executed Underlying Repurchase Documents.

(10)         Confidentiality.  An Acknowledgement of Password Confidentiality Agreement in the form of Exhibit C.

(11)         Payment Direction Letter.  A payment direction letter, executed and delivered by Buyer, Seller, Underlying Repurchase Counterparty and Guarantor, with respect to direction of the Purchase Price for Transactions hereunder.

(12)         PMC/POP Side Letter.  The PMC/POP Side Letter, executed and delivered by Buyer, Seller, Underlying Repurchase Counterparty and Guarantor.

b.              All Transactions.  The obligation of Buyer to enter into each Transaction pursuant to this Agreement is subject to the following conditions precedent:

(1)         Due Diligence Review.  Without limiting the generality of Section 35 hereof, Buyer shall have completed, to its satisfaction, its due diligence review of the related Mortgage Loans and Seller, Underlying Repurchase Counterparty, Guarantor and the Servicer.

(2)         Required Documents.  Seller shall have delivered or shall have directed the Closing Agent to deliver to Buyer or Custodian, as applicable, in form and substance satisfactory to Buyer and not later than the Transaction Request Deadline:

i.                  an Asset Data Record for the Purchased Mortgage Loan, which Asset Data Record may be an individual record or part of a group report and shall be authenticated by Seller with the PIN or the handwritten signature of an authorized officer of Seller;

ii.               a Mortgage Loan Schedule to Custodian;

iii.            the Mortgage File relating to the Purchased Mortgage Loan, unless such Purchased Mortgage Loan is a Wet Mortgage Loan;

iv.           with respect to a HARP Mortgage Loan and upon request, an appraisal or a waiver thereof, and/or a point value estimate, as permitted by the applicable Agency Guide (a copy of which is contained in the related Servicing Records); and

v.              such certificates, opinions of counsel or other documents as Buyer may reasonably request.

(3)         Wet Mortgage Loans.

i.                  An amount equal to the Haircut for all Wet Mortgage Loans proposed to be sold under such Transaction plus the Minimum Required Balance, as set forth in Section 3(i)(1), shall be on deposit in the Over/Under Account.

ii.               Seller shall deliver to Buyer or Custodian, or authorize and direct the Closing Agent to deliver to Buyer or its Custodian, the related Mortgage File within the Wet Mortgage Loan Maximum Dwell Time.

(4)         No Default.  No Default or Event of Default shall have occurred and be continuing;

(5)         Requirements of Law.  Buyer shall not have determined that the introduction of or a change in any Requirement of Law or in the interpretation or administration of any Requirement of Law applicable to Buyer has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Buyer to enter into Transactions with a Pricing Rate based on LIBOR.

(6)         Representations and Warranties.  Both immediately prior to the related Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by Seller in each Program Agreement shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(7)         Electronic Tracking Agreement. To the extent Seller is selling Mortgage Loans which are registered on the MERS® System, an Electronic Tracking Agreement entered into, duly executed and delivered by the parties thereto and being in full force and effect, free of any modification, breach or waiver.

(8)         Insurance Certificate.  Evidence that Seller has added Buyer as an additional loss payee under Seller’s or Guarantor’s Fidelity Insurance.

(9)         Custodial Agreement. A Custodial Agreement satisfactory to Buyer, entered into, duly executed and delivered by Buyer, Seller and Custodian and being in full force and effect, free of any modification, breach or waiver.

(10)         Approved Payee.  Seller shall have designated an Approved Payee, if applicable, to whom such funds shall be delivered

(11)         Material Adverse Change.  None of the following shall have occurred and/or be continuing:

(a)                                 Bank Of America, N.A. corporate bond rating as calculated by S&P or Moody’s has been lowered or downgraded to a rating below investment grade by S&P or Moody’s;

(b)                                 an event or events shall have occurred in the good faith determination of Buyer resulting in the effective absence of a “repo market” or comparable “lending market” for financing debt obligations secured by mortgage loans or securities or an event or events shall have occurred resulting in Buyer not being able to finance Purchased Mortgage Loans through the “repo market” or “lending market” with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events; or

(c)                                  an event or events shall have occurred resulting in the effective absence of a “securities market” for securities backed by mortgage loans or an event or events shall have occurred resulting in Buyer not being able to sell securities backed by mortgage loans at prices which would have been reasonable prior to such event or events; or

(d)                                 there shall have occurred a material adverse change in the financial condition of Buyer which affects (or can reasonably be expected to affect) materially and adversely the ability of Buyer to fund its obligations under this Agreement.

(12)                          Underlying Repurchase Documents.  Seller shall provide a Transaction Request (as defined in the Underlying Repurchase Documents), which shall reference the applicable Mortgage Loan Schedule which shall describe the Purchased Mortgage Loans. All Underlying Repurchase Documents applicable to each Purchased Mortgage Loan have been duly executed and delivered by Seller and the Underlying Repurchase Counterparty and are in form and substance satisfactory to Buyer in all material respects, in its sole discretion.

(13)                          Irrevocable Closing Instructions. Evidence that the Irrevocable Closing Instructions have been delivered by Underlying Repurchase Counterparty to the related Closing Agent.

(14)                          Acceptable Underlying Repurchase Transaction.  Such Mortgage Loan is sold to Seller by the Underlying Repurchase Counterparty pursuant to an Acceptable Underlying Repurchase Transaction.

(15)              Qualified Mortgage.  A schedule identifying each Mortgage Loan subject to the proposed Transaction as either a Safe Harbor Qualified Mortgage or a Rebuttable Presumption Qualified Mortgage.

(16)              Additional Documentation.  Such other documents pertaining to the Transaction as Buyer may reasonably request, from time to time.

11.                               Program; Costs

a.              Seller shall pay the fees of Buyer’s counsel plus related expenses in connection with the original preparation and execution of the Program Agreements. Seller shall reimburse Buyer for any of Buyer’s reasonable out-of-pocket costs, including due diligence review costs and reasonable attorney’s fees as further described below and in Section 35, incurred by Buyer in determining the acceptability to Buyer of any Mortgage Loans.  Seller shall also pay, or reimburse Buyer if Buyer shall pay, any termination fee, which may be due any servicer or subservicer.  Legal fees for any subsequent amendments to this Agreement or related documents shall be borne by Seller.  Seller shall pay reasonable and customary ongoing custodial fees and expenses as set forth in the Custodial Agreement, bank fees and expenses, and any other reasonable and customary ongoing fees and expenses under any other Program Agreement.

b.              If Buyer determines that, due to the introduction of, any change in, or the compliance by Buyer with (i) any eurocurrency reserve requirement or (ii) the interpretation of any law, regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be an increase in the cost to Buyer in engaging in the present or any future Transactions, then Seller agrees to pay to Buyer, from time to time, upon demand by Buyer (with a copy to Custodian) the actual cost of additional amounts as specified by Buyer to compensate Buyer for such increased costs; provided that this Section 11(b) shall only apply to the extent that such increased costs are not reflected in Buyer’s calculation of LIBOR.

c.               With respect to any Transaction, Buyer may conclusively rely upon, and shall incur no liability to Seller in acting upon, any request or other communication that Buyer reasonably believes to have been given or made by a person authorized to enter into a Transaction on Seller’s behalf.  In each such case, Seller hereby waives the right to dispute Buyer’s record of the terms purchase confirmation, request or other communication.

d.              Notwithstanding the assignment of the Program Agreements with respect to each Purchased Mortgage Loan to Buyer, Seller agrees and covenants with Buyer to enforce diligently Seller’s rights and remedies set forth in the Program Agreements.

e.               Any payments made by Seller or Guarantor to Buyer shall be free and clear of, and without deduction or withholding for, any taxes; provided, however, that if such payer shall be required by law to deduct or withhold any taxes from any sums payable to Buyer, then such payer shall (A) make such deductions or withholdings and pay such amounts to the relevant authority in accordance with applicable law, (B) pay to Buyer the sum that would have been payable had such deduction or withholding not been made, and (C) at the time Price Differential is paid, pay to Buyer all additional amounts as specified by Buyer to preserve the after-tax yield Buyer would have received if such tax had not been imposed, and otherwise indemnify Buyer for any such taxes imposed.

12.                               Servicing

a.              Pursuant to the Servicing Agreement, Seller has contracted with Servicer to service the Mortgage Loans consistent with the degree of skill and care that Seller customarily requires with respect to similar Mortgage Loans owned or managed by it and in accordance with Accepted Servicing Practices, the Underwriting Guidelines.  The Seller and Servicer shall (i) comply with all applicable federal, state and local laws and regulations, (ii) maintain all state and federal licenses necessary for it to perform its servicing responsibilities hereunder and (iii) not impair the rights of Buyer in any Mortgage Loans or any payment thereunder.  Buyer may terminate the servicing of any Mortgage Loan with the then-existing Servicer in accordance with Section 12(d) hereof.

b.              Seller shall and shall cause the Servicer to hold or cause to be held all escrow funds collected by Servicer with respect to any Purchased Mortgage Loans in trust accounts and shall apply the same for the purposes for which such funds were collected.

c.               Seller shall and shall cause the Servicer to deposit all collections received by Servicer on the Purchased Mortgage Loans in the Collection Account on a daily basis within two (2) Business Days following receipt; provided, however, that any amounts required to be remitted to Buyer shall be deposited in the Collection Account on or prior to the day on which such remittance is to occur.

d.              Seller shall provide promptly to Buyer a Servicer Notice and Pledge agreed to by the Servicer advising Servicer of such matters as Buyer may reasonably request, including, without limitation, recognition by the Servicer of Buyer’s interest in the Purchased Mortgage Loans and the Servicer’s agreement that upon receipt of notice of the occurrence and continuance of an Event of Default hereunder, Servicer will follow the instructions of Buyer with respect to the Purchased Mortgage Loans and any related Income with respect thereto.  Upon the occurrence and continuance of an Event of Default, Buyer shall have the right to immediately terminate Servicer’s right to service the Purchased Mortgage Loans without payment of any penalty or termination fee.  Seller and Servicer shall cooperate in transferring the servicing of the Purchased Mortgage Loans to a successor servicer or subservicer appointed by Buyer in its sole discretion.  For the avoidance of doubt, any termination of the Servicer’s rights to service by the Buyer as a result of an Event of Default shall be deemed part of an exercise of the Buyer’s rights to cause the liquidation, termination or acceleration of this Agreement.

e.               If Seller should discover that, for any reason whatsoever, Seller or any entity responsible to Seller for managing or servicing any such Purchased Mortgage Loan has failed to perform fully Seller’s obligations under the Program Agreements or any of the obligations of such entities with respect to the Purchased Mortgage Loans, Seller shall promptly notify Buyer.

f.                Servicer shall service the Purchased Mortgage Loans on behalf of Buyer for thirty (30) day intervals which will automatically terminate if not renewed by Buyer (such renewal as evidenced by Buyer’s entry into a new Transaction).

g.               For the avoidance of doubt, Seller retains no economic rights to the servicing of the Purchased Mortgage Loans; provided that Seller shall cause Servicer to continue to service the Purchased Mortgage Loans hereunder as part of the Obligations hereunder. As such, Seller expressly acknowledges that the Purchased Mortgage Loans are sold to Buyer on a “servicing-released” basis.

13.                               Representations and Warranties

a.              Seller and Guarantor represent and warrant to Buyer as of the date hereof and as of each Purchase Date for any Transaction that:

(1)         Seller and Guarantor Existence.  Seller and Guarantor have been duly organized and are validly existing and in good standing under the laws of the states of their formation.

(2)         Licenses.  Seller and Guarantor are duly licensed or are otherwise qualified in each jurisdiction in which they transact business for the business which they conduct and are not in default of any applicable federal, state or local laws, rules and regulations unless, in either instance, the failure to take such action is not reasonably likely (either individually or in the aggregate) to cause a Material Adverse Effect and is not in default of such state’s applicable laws, rules and regulations.  Seller has the requisite power and authority and legal right to originate and purchase Mortgage Loans (as applicable) and to own, sell and grant a lien on all of its right, title and interest in and to the Mortgage Loans.  Seller and Guarantor have the requisite power and authority and legal right to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement and each Program Agreement.  Seller is a VA Approved Lender.

(3)         Power.  Seller and Guarantor have all requisite corporate or other power, and have all governmental licenses, authorizations, consents and approvals necessary to own their assets and carry on their business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect.

(4)         Due Authorization.  Seller and Guarantor have all necessary corporate or other power, authority and legal right to execute, deliver and perform their obligations under each of the Program Agreements, as applicable.  This Agreement and the Program Agreements have been (or, in the case of Program Agreements not yet executed, will be) duly authorized, executed and delivered by Seller and Guarantor, all requisite or other corporate action having been taken, and each is valid, binding and enforceable against Seller and Guarantor in accordance with its terms except as such enforcement may be affected by bankruptcy, by other insolvency laws, or by general principles of equity.

(5)         Financial Statements.  Each of Underlying Repurchase Counterparty and Guarantor has heretofore furnished to Buyer a copy of (a) its consolidated and consolidating balance sheets and the consolidated and consolidating balance sheets of their respective consolidated Subsidiaries for the fiscal year of each of Underlying Repurchase Counterparty, Seller and Guarantor ended December 31, 2013 and the related consolidated and consolidating statements of income for each of Underlying Repurchase Counterparty, Seller and Guarantor and their respective consolidated Subsidiaries for such fiscal year, and solely with respect to the consolidated financial statements of Underlying Repurchase Counterparty and Guarantor, with the opinion thereon of Deloitte & Touche LLP and (b) its consolidated and consolidating balance sheets and the consolidated and consolidating balance sheets of their consolidated Subsidiaries for the quarterly fiscal period of each of Underlying Repurchase Counterparty, Seller and Guarantor ended March 31, 2014 and the related consolidated and consolidating statements of income for each of Underlying Repurchase Counterparty, Seller and Guarantor and their respective consolidated Subsidiaries for such quarterly fiscal period.  All such financial statements are complete and correct and fairly present, in all material respects, the consolidated and consolidating financial condition of each of Underlying Repurchase Counterparty, Seller and Guarantor and their respective Subsidiaries and the consolidated and consolidating results of their operations as at such dates and for such fiscal periods, all in accordance with GAAP applied on a consistent basis.  Since December 31, 2013, there has been no material adverse change in the consolidated business, operations or financial condition of any of Underlying Repurchase Counterparty, Seller or Guarantor and their respective consolidated Subsidiaries taken as a whole from that set forth in said financial statements nor is any of Underlying Repurchase Counterparty, Seller or Guarantor aware of any state of facts which (with notice or the lapse of time) would or could result in any such material adverse change.  None of Underlying Repurchase Counterparty, Seller or Guarantor has, on the date of the statements delivered pursuant to this Section, liabilities, direct or indirect, fixed or contingent, matured or unmatured, known or unknown, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of any of Underlying Repurchase Counterparty, Seller or Guarantor except as heretofore disclosed to Buyer in writing.

(6)         Event of Default.  There exists no Event of Default under Section 15(b) hereof, which default gives rise to a right to accelerate indebtedness as referenced in Section 15(b) hereof, under any mortgage, borrowing agreement or other instrument or agreement pertaining to indebtedness for borrowed money or to the repurchase of mortgage loans or securities.

(7)         Solvency.  Seller and Guarantor are solvent and will not be rendered insolvent by any Transaction and, after giving effect to such Transaction, will not be left with an unreasonably small amount of capital with which to engage in its business.  Neither Seller nor Guarantor intends to incur, nor believes that it has incurred, debts beyond its ability to pay such debts as they mature and is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of such entity or any of its assets.  The amount of consideration being received by Seller upon the sale of the Purchased Mortgage Loans to Buyer constitutes reasonably equivalent value and fair consideration for such Purchased Mortgage Loans.  Seller is not transferring any Purchased Mortgage Loans with any intent to hinder, delay or defraud any of its creditors.

(8)         No Conflicts.  The execution, delivery and performance by each of Seller and Guarantor of this Agreement and the Program Agreements (i) do not conflict with any term or provision of the organizational documents of Seller or Guarantor or any law, rule, regulation, order, judgment, writ, injunction or decree applicable to Seller or Guarantor of any court, regulatory body, administrative agency or governmental body having jurisdiction over Seller or Guarantor; (ii) will not result in any violation of any such mortgage, instrument, agreement or obligation to which Seller or Guarantor is a party and (iii) will not result in or require the creation of any Lien upon or in respect of any of the assets of Seller except for Liens relating to the Program Agreements.

(9)         True and Complete Disclosure.  All information, reports, exhibits, schedules, financial statements or certificates of Seller, Underlying Repurchase Counterparty, Guarantor or any Affiliate thereof or any of their officers furnished or to be furnished to Buyer in connection with the initial or any ongoing due diligence of Seller, Guarantor, Underlying Repurchase Counterparty or any Affiliate or officer thereof, negotiation, preparation, or delivery of the Program Agreements are true and complete in all material respects and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.  All financial statements have been prepared in accordance with GAAP.

(10)         Approvals.  No consent, approval, authorization or order of, registration or filing with, or notice to any Governmental Authority or court is required under applicable law in connection with the execution, delivery and performance by Seller or Guarantor of this Agreement and the Program Agreements.

(11)         Litigation.  There is no action, proceeding or investigation pending with respect to which Seller or Guarantor has received service of process or, to the best of Seller’s or Guarantor’s knowledge threatened against it before any court, administrative agency or other tribunal (A) asserting the invalidity of this Agreement, any Transaction or any Program Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any Program Agreement, (C) making a claim individually in an amount greater than $5,000,000 or in an aggregate amount greater than $10,000,000, (D) which requires filing with the Securities and Exchange Commission in accordance with the 1934 Act or any rules thereunder or (E) which might materially and adversely affect the validity of the

Mortgage Loans or the performance by it of its obligations under, or the validity or enforceability of, this Agreement or any Program Agreement.

(12)         Material Adverse Change.  There has been no material adverse change in the business, operations, financial condition, properties or prospects of Seller, Underlying Repurchase Counterparty, Guarantor or any of their Affiliates since the date set forth in the most recent financial statements supplied to Buyer.

(13)         Ownership.  Upon payment of the Purchase Price and the filing of the financing statement and delivery of the Mortgage Files to Custodian and Custodian’s receipt of the Mortgage Loan Schedule, Buyer shall become the sole owner of the Purchased Mortgage Loans and related Repurchase Assets, free and clear of all liens and encumbrances.

(14)         Underwriting Guidelines. The Underwriting Guidelines provided to Buyer are the true and correct Underwriting Guidelines of Underlying Repurchase Counterparty.

(15)         Taxes. Seller, Guarantor and their Subsidiaries have timely filed all tax returns that are required to be filed by them and have paid all taxes, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided.  The charges, accruals and reserves on the books of Seller, Guarantor and their Subsidiaries in respect of taxes and other governmental charges are, in the opinion of Seller or Guarantor, as applicable, adequate.

(16)         Investment Company Act Compliance.  Neither Seller, Guarantor nor any of their Subsidiaries is an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; provided, however, that any entity that is under the management of PNMAC Capital Management LLC in its capacity as an “investment adviser” within the meaning of the Investment Advisers Act of 1940 and is otherwise not directly or indirectly owned or controlled by Seller shall not be deemed a “Subsidiary” for the purposes of this Section 13(a)(16).

(17)         Chief Executive Office; Jurisdiction of Organization.  On the Effective Date, Seller’s chief executive office, is, and has been, located at 6101 Condor Drive, Moorpark, CA 93021.  On the Effective Date, Seller’s jurisdiction of organization is the State of Delaware.  Seller shall provide Buyer with thirty days advance notice of any change in Seller’s principal office or place of business or jurisdiction.  Seller has no trade name.  During the preceding five years, Seller has not been known by or done business under any other name, corporate or fictitious, and has not filed or had filed against it any bankruptcy receivership or similar petitions nor has it made any assignments for the benefit of creditors.

(18)         Location of Books and Records.  The location where Seller keeps its books and records, including all computer tapes and records relating to the Purchased Mortgage Loans and the related Repurchase Assets is its chief executive office.

(19)         Adjusted Tangible Net Worth.  On the Effective Date, (A) Seller’s Adjusted Tangible Net Worth is at least $700,000,000 and (B) Guarantor’s Adjusted Tangible Net Worth is at least $860,000,000.

(20)         ERISA.  Each Plan to which Seller, Guarantor or their Subsidiaries make direct contributions, and, to the knowledge of Seller and Guarantor, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law.

(21)         Adverse Selection.  Seller has not selected the Purchased Mortgage Loans in a manner so as to adversely affect Buyer’s interests.

(22)         Agreements.  Neither Seller nor any Subsidiary of Seller is a party to any agreement, instrument, or indenture or subject to any restriction materially and adversely affecting its business, operations, assets or financial condition, except as disclosed in the financial statements described in Section 13(a)(5) hereof.  Neither Seller nor any Subsidiary of Seller is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument, or indenture which default could have a material adverse effect on the business, operations, properties, or financial condition of Seller as a whole.  No holder of any indebtedness of Seller or of any of its Subsidiaries has given notice of any asserted default thereunder.

(23)         Other Indebtedness.  All Indebtedness (other than Indebtedness evidenced by this Agreement) of Seller existing on the date hereof is listed on Exhibit I hereto (the “Existing Indebtedness”).

(24)         Agency Approvals.  To the extent previously approved, Underlying Repurchase Counterparty is an FHA Approved Mortgagee and a VA Approved Lender. To the extent previously approved, Underlying Repurchase Counterparty is also approved by Fannie Mae as an approved seller/servicer, Freddie Mac as an approved seller/servicer, GNMA as an approved issuer to the extent previously approved and, to the extent necessary, approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act.  In each such case, Underlying Repurchase Counterparty is in good standing, with no event having occurred or Underlying Repurchase Counterparty having any reason whatsoever to believe or suspect will occur prior to the issuance of the Agency Security or the consummation of the Purchase Commitment, as the case may be, including, without limitation, a change in insurance coverage which would either make Underlying Repurchase Counterparty unable to comply with the eligibility requirements for maintaining all such applicable approvals or require notification to the relevant Agency or to the Department of Housing and Urban Development, FHA or VA.  Should Underlying Repurchase Counterparty for any reason cease to possess all such applicable approvals, or should a change in insurance coverage require notification to the relevant Agency or to the Department of Housing and Urban Development, FHA, or VA, Seller shall so notify Buyer immediately in writing.  Servicer has adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Mortgage Loans and in accordance with Accepted Servicing Practices.

(25)         No Reliance.  Seller and Guarantor have made their own independent decisions to enter into the Program Agreements and each Transaction and as to whether such Transaction is appropriate and proper for them based upon their own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as they have deemed necessary.  Neither Seller nor Guarantor is relying upon any advice from Buyer as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.

(26)         Plan Assets. Neither Seller nor Guarantor is an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code, and the Purchased Mortgage Loans are not “plan assets” within the meaning of 29 CFR §2510.3 101 as amended by Section 3(42) of ERISA, in Seller’s or Guarantor’s hands, and transactions by or with Seller, Underlying Repurchase Counterparty or Guarantor are not subject to any state or local statute regulating investments or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.

(27)         No Prohibited Persons. Neither Seller, Guarantor nor any of their Affiliates, officers, directors, partners or members, is an entity or person (or to Seller’s or Guarantor’s knowledge, owned or controlled by an entity or person): (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”); (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224; or (iv) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) through (iv) above are herein referred to as a “Prohibited Person”).

(28)         Purchase Commitment.  Seller shall deliver to Buyer any Purchase Commitment it receives after a Purchase Date.

(29)         Real Estate Investment Trust. Guarantor is a REIT.

b.              With respect to (i) every Purchased Mortgage Loan, Seller and Guarantor jointly and severally represent and warrant to Buyer as of the applicable Purchase Date for any Transaction and each date thereafter that each representation and warranty set forth on Schedule 1 is true and correct and (ii) every Underlying Repurchase Transaction, Underlying Repurchase Document and Underlying Repurchase Counterparty, as applicable, Seller represents and warrants to Buyer as of the applicable Purchase Date for any Transaction and each date thereafter that each representation and warranty set forth on Part 2 of Schedule 1 is true and correct in all material respects.

c.               The representations and warranties set forth in this Agreement shall survive transfer of the Purchased Mortgage Loans to Buyer and shall continue for so long as the Purchased Mortgage Loans are subject to this Agreement.  Upon discovery by Seller, Guarantor, Servicer or Buyer of any breach of any of the representations or warranties set forth in this Agreement, the party discovering such breach shall promptly give notice of such discovery to the others.

14.                               Covenants

Seller and Guarantor covenant with Buyer that, during the term of this facility:

a.              Financial Covenants.

(1)         Adjusted Tangible Net Worth.  (A) Seller shall maintain an Adjusted Tangible Net Worth of not less than $700,000,000; and (B) Guarantor shall maintain an Adjusted Tangible Net Worth of at least $860,000,000.

(2)         Liquidity. At the end of each calendar month, (A) Seller and its Subsidiaries have maintained Liquidity in an amount not less than $40,000,000; and (B) Guarantor and its Subsidiaries have maintained in the aggregate Liquidity in an amount not less than $40,000,000.

(3)         Total Liabilities to Adjusted Tangible Net Worth Ratio.  (A) Seller’s ratio of Total Liabilities to Adjusted Tangible Net Worth shall not exceed 5:1 and (B) Guarantor’s and its Subsidiaries’ aggregate ratio of Total Liabilities to Adjusted Tangible Net Worth shall not exceed 5:1.

(4)         Profitability.  (A) Seller shall maintain profitability of at least $1.00 in Net Income for the Test Period less any mark-to-market adjustments with respect to the derivative related to the issuance of PennyMac Corp. 5.375%

Exchangeable Senior Notes due 2020, and (B) Guarantor shall maintain profitability of at least $1.00 in Net Income for the Test Period.

(5)         Additional Warehouse Line.  Seller or Underlying Repurchase Counterparty shall maintain throughout the term of this Agreement, with a nationally recognized and established counterparty (other than Buyer) at least one loan repurchase or warehouse facility that provides funding on a committed basis in a combined amount equal to at least the Committed Amount and which has a Wet Mortgage Loan Type Sublimit not less than the Wet Mortgage Loan Type Sublimit hereunder.

b.              REIT Status.  Guarantor is a REIT and for its current taxable year is entitled to a dividends paid deduction under the requirements of Section 857 of the Code with respect to any dividends paid by it with respect to each taxable year for which it claims a deduction in its Form 1120-REIT filed with the United States Internal Revenue Service.

c.               Litigation. Seller and Guarantor, as applicable, will promptly, and in any event within ten (10) days after service of process on any of the following, give to Buyer notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are threatened or pending) or other legal or arbitrable proceedings affecting Seller, Guarantor or any of their Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Program Agreements or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim individually in an amount greater than $5,000,000 or in an aggregate amount greater than $10,000,000, (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect, or (iv) questions or challenges compliance of any Purchased Mortgage Loan with the Ability to Repay Rule or QM Rule. On each Reporting Date, Seller and Guarantor, as applicable, will provide to Buyer a litigation docket listing all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are threatened or pending) or other legal or arbitrable proceedings affecting Seller, Guarantor or any of their Subsidiaries or affecting any of the Property of any of them before any Governmental Authority.  Seller and Guarantor, as applicable, will promptly provide notice of (i) any judgment, which with the passage of time, could cause an Event of Default hereunder and (ii) any judgment or judgments for the payment of money in excess of $1 million rendered against Seller, Underlying Repurchase Counterparty, Guarantor or any of their Affiliates.

d.              Prohibition of Fundamental Changes.  Neither Seller nor Guarantor shall (i) enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets without Buyer’s prior written consent or (ii) form or enter into any partnership, joint venture, syndicate or other combination which would have a Material Adverse Effect.

e.               Servicer; Asset Tape.  Seller shall cause Servicer to provide to Buyer, electronically, in a format mutually acceptable to Buyer and Seller, an Asset Tape by no later than the Reporting Date; provided, however, that upon (i) the occurrence and continuation of an Event of Default or (ii) the request of Buyer, Seller shall cause Servicer to promptly provide such Asset Tape.  Seller shall not cause the Mortgage Loans to be serviced by any servicer or subservicer other than a servicer or subservicer expressly approved in writing by Buyer, which approval shall be deemed granted by Buyer with respect to Seller with the execution of this Agreement.

f.                Insurance.  Seller or Guarantor shall continue to maintain, for Seller and its Subsidiaries, Fidelity Insurance in an aggregate amount at least equal to $300,000.  Seller shall ensure that Servicer or Private National Mortgage Acceptance Company, LLC shall continue to maintain for Servicer and its Subsidiaries and the Underlying Repurchase Counterparty, Fidelity Insurance in an aggregate amount at least equal to $1,400,000.  Seller or Guarantor shall maintain, for Seller and its Subsidiaries and Seller shall ensure that Private National Mortgage Acceptance Company, LLC shall maintain for Servicer and its Subsidiaries, Fidelity Insurance in respect of its officers, employees and agents, with respect to any claims made in connection with all or any portion of the Repurchase Assets.  Seller or Guarantor shall notify Buyer of any material change in the terms of any such Fidelity Insurance.

g.               No Adverse Claims.  Seller warrants and will defend, and shall cause any Servicer and the Underlying Repurchase Counterparty to defend, the right, title and interest of Buyer in and to all Purchased Mortgage Loans and the related Repurchase Assets against all adverse claims and demands.

h.              Assignment.  Except as permitted herein, neither Seller, nor Underlying Repurchase Counterparty nor any Servicer shall sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant a security interest in or lien on or otherwise encumber (except pursuant to the Program Agreements), any of the Purchased Mortgage Loans or any interest therein, provided that this Section shall not prevent any transfer of Purchased Mortgage Loans in accordance with the Program Agreements.  Except as set forth herein, Seller shall not assign any of its rights under any Underlying Repurchase Documents to any Person.

i.                  Security Interest.  Seller shall do all things necessary to preserve the Purchased Mortgage Loans and the related Repurchase Assets so that they remain subject to a first priority perfected security interest hereunder.  Without limiting the foregoing, Seller will comply with all material rules, material regulations and other material laws of any Governmental Authority and cause the Purchased Mortgage Loans, Underlying Repurchase Documents and the related Repurchase

Assets to comply with all applicable material rules, material regulations and other material laws.  Seller will not allow any default for which Seller is responsible to occur under any Purchased Mortgage Loans or related Underlying Repurchase Documents or the related Repurchase Assets or any Program Agreement and Seller shall fully perform or cause to be performed when due all of its obligations under any Purchased Mortgage Loans or the related Repurchase Assets and any Program Agreement.

j.                 Records.

(1)         Seller shall collect and maintain or cause to be collected and maintained all Records relating to the Purchased Mortgage Loans in accordance with industry custom and practice, including without limitation the requirements of the Agencies and necessary in order to foreclose on the Mortgaged Property, for assets similar to the Purchased Mortgage Loans, including those maintained pursuant to the preceding subparagraph, and all such Records shall be in Custodian’s possession unless Buyer otherwise approves.  Seller will not allow any such papers, records or files that are an original or an only copy to leave Custodian’s possession, except for individual items removed in connection with servicing a specific Mortgage Loan, in which event Seller will obtain or cause to be obtained a receipt from a financially responsible person for any such paper, record or file.  Seller or the Servicer of the Purchased Mortgage Loans will maintain all such Records not in the possession of Custodian in good and complete condition in accordance with industry practices for assets similar to the Purchased Mortgage Loans and preserve them against loss.

(2)         For so long as Buyer has an interest in or lien on any Purchased Mortgage Loan, Seller will hold or cause to be held all related Records in trust for Buyer.  Seller shall notify, or cause to be notified, every other party holding any such Records of the interests and liens in favor of Buyer granted hereby.

(3)         Upon reasonable advance notice from Custodian or Buyer, Seller shall (x) make any and all such Records available to Custodian or Buyer to examine any such Records, either by its own officers or employees, or by agents or contractors, or both, and make copies of all or any portion thereof, and (y) permit Buyer or its authorized agents to discuss the affairs, finances and accounts of Seller with its chief operating officer and chief financial officer and to discuss the affairs, finances and accounts of Seller with its independent certified public accountants.

k.              Books.  Seller shall keep or cause to be kept in reasonable detail books and records of account of its assets and business and shall clearly reflect therein the transfer of Purchased Mortgage Loans to Buyer.

l.                  Approvals.  Seller shall maintain all licenses, permits or other approvals necessary for Seller to conduct its business and to perform its obligations under the Program Agreements, and Seller shall conduct its business in accordance with applicable material law.

m.          Material Change in Business.  Neither Seller nor Guarantor shall make any material change in the nature of its business as carried on at the date hereof.  There shall be no material change in the senior management of Seller or Guarantor.

n.              Underwriting Guidelines.  Without the prior written consent of Buyer, Seller shall not, nor shall Seller permit Underlying Repurchase Counterparty to, amend or otherwise modify or permit the amendment or modification of the Underwriting Guidelines in any material respect.  Without limiting the foregoing, in the event that Seller or Underlying Repurchase Counterparty makes any amendment or modification to the Underwriting Guidelines, Seller or Seller on behalf of Underlying Repurchase Counterparty shall promptly deliver to Buyer a complete copy of the amended or modified Underwriting Guidelines specifying in detail the amendments and modifications set forth therein from the previous copy delivered.

o.              Distributions.  If a Default or Event of Default has occurred and is continuing, neither Seller nor Guarantor shall pay any dividends with respect to any capital stock or other equity interests in such entity, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller or Guarantor.

p.              Applicable Law.  Seller and Guarantor shall comply with the requirements of all applicable material laws, material rules, material regulations and material orders of any Governmental Authority.

q.              Existence.  Seller and Guarantor shall preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises.

r.                 Chief Executive Office; Jurisdiction of Organization.  As of the Effective Date, Seller shall not move its chief executive office from 6101 Condor Drive, Moorpark, CA 93021 or change its jurisdiction of organization from the jurisdiction referred to in Section 13(a)(17) unless it shall have provided Buyer 30 days’ prior written notice of such change.

s.                Taxes.  Seller and Guarantor shall timely file all tax returns that are required to be filed by them and shall timely pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.

t.                 Transactions with Affiliates.  Seller will not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction (a) does not result in a Default hereunder; (b) is in the ordinary course of Seller’s business and (c) is upon fair and reasonable terms no less favorable to Seller than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate, or make a payment that is not otherwise permitted by this Section to any Affiliate.

u.              Reserved.

v.              Indebtedness. Without written notice to Buyer upon occurrence, Seller shall not incur any additional material Indebtedness (including, without limitation, any Indebtedness in connection with any warehouse or repurchase facility) other than (i)  the Existing Indebtedness in amounts not to exceed the maximum limits specified on Exhibit I hereto, (ii) Indebtedness incurred with Buyer or its Affiliates, (iii) Indebtedness incurred in connection with intercompany lending agreements on arms-length terms and (iv) usual and customary accounts payable for a mortgage company.

w.            Hedging. Underlying Repurchase Counterparty has entered into Underlying Interest Rate Protection Agreements with respect to the Conforming Mortgage Loans, having terms with respect to protection against fluctuations in interest rates consistent with its hedging policy which policy shall be acceptable to Buyer in its sole discretion.  In the event that Underlying Repurchase Counterparty intends to make any change to its hedging policy as it relates to Underlying Interest Rate Protection Agreements, Seller shall notify Buyer in writing 30 days prior to Underlying Repurchase Counterparty implementing any such change.

x.              True and Correct Information.  All information, reports, exhibits, schedules, financial statements or certificates of the Underlying Repurchase Counterparty, Seller, Guarantor, any Affiliate thereof or any of their officers furnished to Buyer hereunder and during Buyer’s diligence of the Underlying Repurchase Counterparty, Seller and Guarantor are and will be true and complete in all material respects and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.  All required financial statements, information and reports delivered by Seller and Guarantor to Buyer pursuant to this Agreement shall be prepared in accordance with U.S. GAAP, or, if applicable, to SEC filings, the appropriate SEC accounting regulations.

y.              Agency Approvals; Servicing.  Seller and Underlying Repurchase Counterparty, as applicable, shall maintain its status with Fannie Mae as an approved seller/servicer, Freddie Mac as an approved seller/servicer and GNMA as an approved issuer to the extent previously approved, in each case in good standing.  Servicer shall service all Purchased Mortgage Loans which are Committed Mortgage Loans in accordance with the applicable agency guide.  Should Servicer, for any reason, cease to possess all such applicable Agency approvals, or should a change in insurance coverage require notification to the relevant Agency or to the Department of Housing and Urban Development, FHA or VA be required, such Seller shall so notify Buyer immediately in writing.  Notwithstanding the preceding sentence, Servicer shall take all necessary action to maintain all of their applicable Agency approvals at all times during the term of this Agreement and each outstanding Transaction. Servicer shall maintain adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Mortgage Loans and in accordance with Accepted Servicing Practices.

z.               Take-out Payments. With respect to each Committed Mortgage Loan, Seller shall arrange or cause to be arranged that all payments under the related Purchase Commitment shall be paid directly to Buyer at the account set forth in Section 9 hereof, or to an account approved by Buyer in writing prior to such payment. With respect to any Agency Purchase Commitment, if applicable, (1) with respect to the wire transfer instructions as set forth in Freddie Mac Form 987 (Wire Transfer Authorization for a Cash Warehouse Delivery) such wire transfer instructions are identical to Buyer’s wire instructions or Buyer has approved such wire transfer instructions in writing in its sole discretion, or (2) the Payee Number set forth on Fannie Mae Form 1068 (Fixed-Rate, Graduated-Payment, or Growing-Equity Mortgage Loan Schedule) or Fannie Mae Form 1069 (Adjustable-Rate Mortgage Loan Schedule), as applicable, is identical to the Payee Number that has been identified by Buyer in writing as Buyer’s Payee Number or Buyer has previously approved the related Payee Number in writing in its sole discretion.  With respect to any Purchase Commitment with an Agency, the applicable agency documents shall list Buyer as sole subscriber, unless otherwise agreed to in writing by Buyer, in Buyer’s sole discretion

aa.       No Pledge.  Neither Seller nor Guarantor shall pledge, transfer or convey any security interest in the Collection Account to any Person without the express written consent of Buyer.

bb.       Plan Assets. Neither Underlying Repurchase Counterparty nor Seller nor Guarantor shall be an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code and Seller shall not use “plan assets” within the meaning of 29 CFR §2510.3 101, as amended by Section 3(42) of ERISA to engage in this Repurchase Agreement or any Transaction hereunder. Transactions by or with Seller or Guarantor shall not be subject to any state or local statute regulating investments of or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.

cc.         Sharing of Information.  Seller shall allow Buyer to exchange information related to Seller and the Transactions hereunder with third party lenders and Seller shall permit each third party lender to share such information with Buyer.

dd.       Quality Control.  Seller shall cause Underlying Repurchase Counterparty to maintain an internal quality control program that verifies, on a regular basis, the existence and accuracy of all legal documents, credit documents, property appraisals, and underwriting decisions related to Mortgage Loans and shall provide a report on the results of such quality control program in the Officer’s Compliance Certificate provided pursuant to Section 17(b).  Such program shall be capable of evaluating and monitoring the overall quality of Underlying Repurchase Counterparty’s loan production and servicing activities.  Such program shall (i) ensure that the Mortgage Loans are originated and serviced in accordance with prudent mortgage banking practices and accounting principles; (ii) guard against dishonest, fraudulent, or negligent acts; and (iii) guard against errors and omissions by officers, employees, or other authorized persons.

ee.         Most Favored Status.  Seller, Guarantor and Buyer each agree that should Seller, Guarantor or any Affiliate thereof enter into a repurchase agreement, warehouse facility, guaranty or similar credit facility with any Person other than Buyer or an Affiliate of Buyer which by its terms provides more favorable terms with respect to any financial covenants set forth in Section 14(a) hereof (each, a “More Favorable Agreement”) then, the Seller shall provide the Buyer with prompt notice of such more favorable terms contained in such More Favorable Agreement and the terms of this Agreement shall be deemed automatically amended to include such more favorable terms contained in such More Favorable Agreement, such that such terms operate in favor of Buyer or an Affiliate of Buyer; provided, that in the event that such More Favorable Agreement is terminated, upon notice by Seller to Buyer of such termination, the original terms of this Agreement shall be deemed to be automatically reinstated.  Seller, Guarantor and Buyer further agree to execute and deliver any new guaranties, agreements or amendments to this Agreement evidencing such provisions, provided that the execution of such amendment shall not be a precondition to the effectiveness of such amendment, but shall merely be for the convenience of the parties hereto.  Promptly upon Seller, Guarantor or any Affiliate thereof entering into a More Favorable Agreement, Seller or Guarantor, as applicable, shall deliver to Buyer a true, correct and complete copy of such More Favorable Agreement in connection with the delivery of the Officer’s Compliance Certificate as set forth in Section 17(b).

ff.           Liens on Substantially All Assets.  Seller shall not grant a security interest to any Person other than Buyer or an Affiliate of Buyer in substantially all assets of Seller unless Seller has entered into an amendment to this Agreement that grants to Buyer a pari passu security interest on such assets.

gg.         No Amendment or Compromise.  Without Buyer’s prior written consent, neither Seller nor any Person acting on Seller’s behalf shall amend or modify, or waive any term or condition of, or settle or compromise any claim in respect of, any item of the Purchased Mortgage Loans, any related rights or any of the Program Agreements, provided that Servicer may amend or modify a Purchased Mortgage Loan if such amendment or modification does not affect the amount or timing of any payment of principal or interests, extends its scheduled maturity date, modify its interest rate, or constitute a cancellation or discharge of its outstanding principal balance and does not materially and adversely affect the security afforded by the real property, furnishings, fixtures, or equipment securing the Purchased Mortgage Loan.

hh.       MERS.  Seller shall and shall cause Underlying Repurchase Counterparty to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Purchased Mortgage Loans are registered with MERS.  In connection with the assignment of any Purchased Mortgage Loan registered on the MERS System, Seller agrees that at the request of Buyer, Seller will, at its cost and expense, cause the MERS System to (or cause Underlying Repurchase Counterparty to cause the MERS System to) indicate that such Purchased Mortgage Loan has been transferred to Buyer in accordance with the terms of this Agreement by including in MERS’ computer files (a) the code in the field which identifies the specific owner of the Purchased Mortgage Loans and (b) the code in the field “Pool Field” which identifies the series in which such Purchased Mortgage Loans were sold. Seller further agrees that neither Seller nor Underlying Repurchase Counterparty will alter codes referenced in this paragraph with respect to any Purchased Mortgage Loan at any time that such Purchased Mortgage Loan is subject to a Transaction.

ii.               Wet Mortgage Loans.  In connection with the funding of each Wet Mortgage Loan, Seller shall and shall cause Underlying Repurchase Counterparty to provide to the applicable Closing Agent (with a copy to Buyer), (i) the Irrevocable Closing Instructions and (ii) final closing instructions which shall, without limitation, make reference to the Irrevocable Closing Instructions and stipulate the title insurance company that will be issuing the applicable title insurance policy and Closing Protection Letter, which title insurance company shall be an Acceptable Title Insurance Company.  In no event shall Seller or shall Seller permit Underlying Repurchase Counterparty to use such final closing instructions to modify or attempt to modify the terms of the Irrevocable Closing Instructions unless such modifications are agreed to in advance and in writing by Buyer. Seller shall not and shall not permit Underlying Repurchase Counterparty to otherwise modify or attempt to modify the terms of the Irrevocable Closing Instructions without Buyer’s prior written approval.  If the Closing Agent is not an Acceptable Title Insurance Company, except as otherwise permitted pursuant to Section 3(k)(1)(i), Seller shall and shall cause Underlying Repurchase Counterparty to also (a) confirm that the closing is covered by a blanket Closing Protection Letter issued to Buyer by the title insurance company stipulated in the final closing instructions, and shall provide a copy of such Closing Protection Letter to Buyer; or (b) provide to Buyer (1) a Closing Protection Letter covering the closing issued to Seller and/or Underlying Repurchase Counterparty by the title insurance company stipulated in the final closing instructions and (2) a duly executed Assignment of Closing Protection Letter relating to the above referenced Closing Protection Letter naming Buyer as the assignee.

jj.             No Amendments/Waivers of Underlying Repurchase Documents.  Without the prior written consent of Buyer, Seller shall not, and shall not agree, consent to or suffer to exist any material amendment, modification, supplement, waiver or forbearance with respect to any of the Underlying Repurchase Documents or any of Seller’s rights thereunder.

15.                               Events of Default

Each of the following shall constitute an “Event of Default” hereunder:

a.              Payment Failure.  Failure of Seller to (i) make any payment of Price Differential or Repurchase Price or any other sum which has become due, on a Price Differential Payment Date or a Repurchase Date or otherwise, whether by acceleration or otherwise, under the terms of this Agreement, any other warehouse and security agreement or any other document evidencing or securing Indebtedness of Seller to Buyer or to any Affiliate of Buyer, or (ii) cure any Margin Deficit when due pursuant to Section 6 hereof.

b.              Cross Default.  Seller, Guarantor, Underlying Repurchase Counterparty, Servicer or Affiliates shall default under, or fail to perform as required under, or shall otherwise breach the terms of any instrument, agreement or contract between Seller or such other entity, on the one hand, and Buyer or any of Buyer’s Affiliates on the other, which (A) in the case of an instrument, agreement or contract for borrowed funds, the aggregate amount of funds that Seller or such other entity may borrow thereunder is at least $1,000,000, and (B) in all other cases, results in a liability to the Seller or such other entity of at least $1,000,000; (ii) Seller, Guarantor, Underlying Repurchase Counterparty, Servicer or Affiliate shall default under, or fail to perform as required under, the terms of any repurchase agreement, loan and security agreement or similar credit facility or agreement for borrowed funds or any other material agreement entered into by Seller or such other entity and any third party in each case under which the aggregate amount of funds that Seller or such other entity may borrow is at least $10,000,000, and which default or failure entitles any party to require acceleration or prepayment of any indebtedness thereunder; or (iii) Seller or such other entity shall otherwise fail to pay a matured debt obligation under an agreement pursuant to which the aggregate amount of funds that Seller or such other entity may borrow is at least $10,000,000.

c.               Assignment.  Assignment or attempted assignment by Seller or Guarantor of this Agreement or any rights hereunder without first obtaining the specific written consent of Buyer, or the granting by Seller of any security interest, lien or other encumbrances on any Purchased Mortgage Loans to any person other than Buyer.

d.              Insolvency.  An Act of Insolvency shall have occurred with respect to Seller, Underlying Repurchase Counterparty, Guarantor, Servicer or any Affiliate thereof.

e.               Material Adverse Effect.  A Material Adverse Effect shall have occurred as determined by Buyer in its sole discretion.

f.                Breach of Financial Representation or Covenant or Obligation. A breach by Seller or Guarantor of any of the representations, warranties or covenants or obligations set forth in Sections 13(a)(1), 13(a)(7), 13(a)(12), 13(a)(19), 13(a)(23), 14a, 14b, 14d, 14o, 14q, 14u, 14v, 14z, 14aa, 14bb or 14dd of this Agreement.

g.               Breach of Non-Financial Representation or Covenant.  A breach by Seller or Guarantor of any other material representation, warranty or covenant set forth in this Agreement (and not otherwise specified in Section 15(f) above), if such breach is not cured within five (5) Business Days (other than the representations and warranties set forth in Schedule 1, which shall be considered solely for the purpose of determining the Asset Value, the existence of a Margin Deficit and the obligation to repurchase such Mortgage Loan unless (i) such party shall have made any such representations and warranties with knowledge that they were materially false or misleading at the time made, (ii) any such representations and warranties have been determined by Buyer in its sole discretion to be materially false or misleading on a regular basis, or (iii) Buyer, in its sole discretion, determines that such breach of a material representation, warranty or covenant materially and adversely affects (A) the condition (financial or otherwise) of such party, its Subsidiaries or Affiliates; or (B) Buyer’s determination to enter into this Agreement or Transactions with such party, then such breach shall constitute an immediate Event of Default and neither Seller nor Guarantor shall have any cure right hereunder).

h.              Guarantor Breach.  A breach by Guarantor of any material representation, warranty or covenant set forth in the Guaranty or any other Program Agreement, any “event of default” by Guarantor under the Guaranty, any repudiation of the Guaranty by Guarantor, or if the Guaranty is not enforceable against Guarantor.

i.                  Change in Control.  A Change in Control shall have occurred.

j.                 Failure to Transfer.  Seller fails to transfer the Purchased Mortgage Loans to Buyer on the applicable Purchase Date (provided Buyer has tendered the related Purchase Price).

k.              Judgment.  A final judgment or judgments for the payment of money in excess of $5 million shall be rendered against Seller, Underlying Repurchase Counterparty, Guarantor or any of their Affiliates by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof.

l.                  Government Action.  Any Governmental Authority or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property of Seller, Underlying Repurchase Counterparty, Guarantor or any Affiliate thereof, or shall have taken any action to displace the management of Seller, Underlying Repurchase Counterparty, Guarantor or any Affiliate thereof or to curtail its authority in the conduct of the business of Seller, Underlying Repurchase Counterparty, Guarantor or any Affiliate thereof, or takes any action in the nature of enforcement to remove, limit or restrict the approval of Seller, Underlying Repurchase Counterparty, Guarantor or Affiliate as an issuer, buyer or a seller/servicer of Mortgage Loans or securities backed thereby, and such action provided for in this subparagraph l shall not have been discontinued or stayed within 30 days.

m.          Inability to Perform.  A Responsible Officer of Seller, Underlying Repurchase Counterparty or Guarantor shall admit its inability to, or its intention not to, perform any of Seller’s Obligations or Guarantor’s obligations hereunder or the Guaranty or Underlying Repurchase Counterparty’s obligations under the Underlying Repurchase Documents or Buyer reasonably believes that Seller, Guarantor or Underlying Repurchase Counterparty is unable to perform fully when such performance will become due any obligation on Seller’s, Guarantor’s or Underlying Repurchase Counterparty’s part to any broker, dealer, bank or other financial institution in respect of a transaction involving securities, commodities or other instruments not then due (regardless of whether Buyer has any right, title or interest therein).

n.              Security Interest.  This Agreement shall for any reason cease to create a valid, first priority security interest in any material portion of the Purchased Mortgage Loans or other Repurchase Assets purported to be covered hereby.

o.              Financial Statements.  Seller’s, Underlying Repurchase Counterparty’s or Guarantor’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of Seller, Underlying Repurchase Counterparty or Guarantor as a “going concern” or a reference of similar import.

p.              Ineligible Loans.  With respect to any Transaction, Buyer determines in the course of its due diligence that the greater (by count) of 5% or twenty (20) of the Mortgage Loans are ineligible for sale to Buyer in accordance with the terms of this Agreement.

q.              Further Assurances.  Buyer shall reasonably request, specifying the reasons for such request, reasonable information, and/or written responses to such requests, regarding the financial well-being of Seller or Guarantor and such reasonable information, and/or written responses shall not have been provided to Buyer within five (5) Business Days of such request.

r.                 Servicer Termination Event.  A Servicer Termination Event shall have occurred and Seller shall have failed to repurchase all Purchased Mortgage Loans within three (3) Business Days of the occurrence of such Servicer Termination Event.

s.                Qualification as a REIT.  The failure of Guarantor (a) to continue to be qualified as a REIT as defined in Section 856 of the Code or (b) to continue to be entitled to a dividends paid deduction under the requirements of Section 857 of the Code with respect to any dividends paid by it with respect to each taxable year for which it claims a deduction in its Form 1120-REIT filed with the United States Internal Revenue Service.

t.                 Underlying Repurchase Documents and Underlying Repurchase Counterparty.  (A) Any material provision of any Underlying Repurchase Document shall at any time for any reason cease to be valid and binding or in full force and effect; or (B) the Underlying Repurchase Counterparty shall deny that it has any or further liability or obligation under any material provision of any Underlying Repurchase Document; or (C) Seller or the Underlying Repurchase Counterparty shall fail to perform or observe any material covenant, term, obligation or agreement contained in any Underlying Repurchase Document or defaults in the performance or observance of any of its obligations under any Underlying Repurchase Document and such default shall continue after the earlier of (x) the expiration of the grace period applicable thereto under such Underlying Repurchase Document and (y) two (2) Business Days; or (D) the validity or enforceability of any material provision of any Underlying Repurchase Document shall be contested by any party thereto; or (E) any representation or warranty set forth on Schedule 1, Part 2 shall be untrue in any material respect; unless in each case of clauses (A) through (E), the related Mortgage Loans subject to the Underlying Repurchase Document are repurchased by Seller within two (2) Business Days following notice or knowledge thereof.

An Event of Default shall be deemed to be continuing unless expressly waived by Buyer in writing.

16.                               Remedies Upon Default

In the event that an Event of Default shall have occurred:

a.              Buyer may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency of Seller, Guarantor, Servicer or any Affiliate thereof), declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled).  Buyer shall (except upon the occurrence of an Act of Insolvency) give notice to Seller and Guarantor of the exercise of such option as promptly as practicable.

b.              If Buyer exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Section, (i) Seller’s obligations in such Transactions to repurchase all Purchased Mortgage Loans, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subparagraph (a) of this Section, shall thereupon become immediately due and payable, (ii) all Income paid shall be retained by Buyer and applied, in Buyer’s sole discretion, to the aggregate unpaid Repurchase Prices for all outstanding Transactions and any other amounts owing by Seller hereunder, and (iii) Seller shall immediately deliver to Buyer the Mortgage Files relating to any Purchased Mortgage Loans subject to such Transactions then in Seller’s possession or control.

c.               Buyer also shall have the right to obtain physical possession, and to commence an action to obtain physical possession, of all Records and files of Seller relating to the Purchased Mortgage Loans and all documents relating to the Purchased Mortgage Loans (including, without limitation, any legal, credit or servicing files with respect to the Purchased Mortgage Loans) which are then or may thereafter come in to the possession of Seller or any third party acting for Seller including the Servicers and the Underlying Repurchase Counterparty.  To obtain physical possession of any Purchased Mortgage Loans held by Custodian, Buyer shall present to Custodian a Trust Receipt.  Without limiting the rights of Buyer hereto to pursue all other legal and equitable rights available to Buyer for Seller’s failure to perform its obligations under this Agreement, Seller acknowledges and agrees that the remedy at law for any failure to perform obligations hereunder would be inadequate and Buyer shall be entitled to specific performance, injunctive relief, or other equitable remedies in the event of any such failure. The availability of these remedies shall not prohibit Buyer from pursuing any other remedies for such breach, including the recovery of monetary damages.

d.              Buyer shall have the right to direct all servicers and subservicers then servicing any Purchased Mortgage Loans and the Underlying Repurchase Counterparty to remit all collections thereon to Buyer, and if any such payments are received by Seller, Seller shall not commingle the amounts received with other funds of Seller and shall promptly pay them over to Buyer.  Buyer shall also have the right to terminate any one or all of the servicers and subservicers then servicing any Purchased Mortgage Loans with or without cause.  In addition, Buyer shall have the right to immediately sell the Purchased Mortgage Loans and liquidate all Repurchase Assets.  Such disposition of Purchased Mortgage Loans may be, at Buyer’s option, on either a servicing-released or a servicing-retained basis.  Buyer shall not be required to give any warranties as to the Purchased Mortgage Loans with respect to any such disposition thereof.  Buyer may specifically disclaim or modify any warranties of title or the like relating to the Purchased Mortgage Loans.  The foregoing procedure for disposition of the Purchased Mortgage Loans and liquidation of the Repurchase Assets shall not be considered to adversely affect the commercial reasonableness of any sale thereof.  Seller agrees that it would not be commercially unreasonable for Buyer to dispose of the Purchased Mortgage Loans or the Repurchase Assets or any portion thereof by using Internet sites that provide for the auction of assets similar to the Purchased Mortgage Loans or the Repurchase Assets, or that have the reasonable capability of doing so, or that match buyers and sellers of assets.  Buyer shall be entitled to place the Purchased Mortgage Loans in a pool for issuance of mortgage-backed securities at the then-prevailing price for such securities and to sell such securities for such prevailing price in the open market.  Buyer shall also be entitled to sell any or all of such Mortgage Loans individually for the prevailing price. Buyer shall also be entitled, in its sole discretion to elect, in lieu of selling all or a portion of such Purchased Mortgage Loans, to give Seller credit for such Purchased Mortgage Loans and the Repurchase Assets in an amount equal to the Market Value of the Purchased Mortgage Loans against the aggregate unpaid Repurchase Price and any other amounts owing by Seller hereunder.

e.               Upon the happening of one or more Events of Default, Buyer may apply any proceeds from the liquidation of the Purchased Mortgage Loans and Repurchase Assets to the Repurchase Prices hereunder and all other Obligations in the manner Buyer deems appropriate in its sole discretion.

f.                Seller shall be liable to Buyer for (i) the amount of all reasonable and customary legal or other expenses (including, without limitation, all costs and expenses of Buyer in connection with the enforcement of this Agreement or any other agreement evidencing a Transaction, whether in action, suit or litigation or bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally, further including, without limitation, the reasonable fees and expenses of counsel (including the costs of internal counsel of Buyer) incurred in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

g.               To the extent permitted by applicable law, Seller shall be liable to Buyer for interest on any amounts owing by Seller hereunder, from the date Seller becomes liable for such amounts hereunder until such amounts are (i) paid in full by Seller or (ii) satisfied in full by the exercise of Buyer’s rights hereunder.  Interest on any sum payable by Seller under this Section 16(g) shall be at a rate equal to the Post-Default Rate.

h.              Buyer shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

i.                  Buyer may exercise one or more of the remedies available to Buyer immediately upon the occurrence of an Event of Default and, except to the extent provided in subsections (a) and (d) of this Section, at any time thereafter without notice to Seller.  All rights and remedies arising under this Agreement as amended from time to time hereunder are cumulative and not exclusive of any other rights or remedies which Buyer may have.

j.                 Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process.  Seller also waives any defense (other than a defense of payment or performance) Seller might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Repurchase Assets, or from any other election of remedies.  Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

k.              Buyer shall have the right to perform reasonable due diligence with respect to Seller and the Mortgage Loans, which review shall be at the expense of Seller subject to Section 35 hereof.

17.                               Reports

a.              Notices.  Seller or Guarantor shall furnish to Buyer (x) promptly, copies of any material and adverse notices (including, without limitation, notices of defaults, breaches, Defaults or potential breaches) and any material financial information that is not otherwise required to be provided by Seller or Guarantor hereunder which is given to Seller’s lenders, (y) immediately, notice of the occurrence of any Event of Default hereunder or default or breach by Seller, Guarantor or Servicer of any obligation under any Program Agreement or any material contract or agreement of Seller, Guarantor or Servicer or the occurrence of any event or circumstance that such party reasonably expects has resulted in, or will, with the passage of time, result in, a Material Adverse Effect or an Event of Default or such a default or breach by such party and (z) the following:

(1)         as soon as available and in any event within forty (40) calendar days after the end of each calendar month, the unaudited consolidated and consolidating balance sheets of each of Seller and Guarantor and their respective consolidated Subsidiaries, each as at the end of such period and the related unaudited consolidated and consolidating statements of income for each of Seller and Guarantor and their respective consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, accompanied by a certificate of a Responsible Officer of Guarantor or Seller, as applicable, which certificate shall state that said consolidated financial statements or financial statements, as applicable, fairly present in all material respects the consolidated financial condition or financial condition, as applicable, and results of operations of each of Seller and Guarantor and their respective consolidated Subsidiaries, as applicable, in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end adjustments);

(2)         as soon as available and in any event within forty (40) calendar days after the end of each calendar quarter (excluding the final fiscal quarter of each fiscal year), the unaudited consolidated cash flow statements of Guarantor and its consolidated Subsidiaries, as at the end of such period and the portion of the fiscal year through the end of such period, accompanied by a certificate of a Responsible Officer of Guarantor, as applicable, which certificate shall state that said consolidated financial statements or financial statements, as applicable, fairly present in all material respects the consolidated financial condition or financial condition, as applicable, and results of operations of Guarantor, in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end adjustments);

(3)         as soon as available and in any event within ninety (90) days after the end of each fiscal year of Underlying Repurchase Counterparty, Guarantor and Seller, the consolidated balance sheets of Guarantor and its consolidated Subsidiaries and the balance sheet of Underlying Repurchase Counterparty and Seller, each as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for Guarantor and its consolidated Subsidiaries and Underlying Repurchase Counterparty and Seller for such year, setting forth in the case of Guarantor in comparative form the figures for the previous year, accompanied by, solely with respect to the consolidated financial statements of Underlying Repurchase Counterparty and Guarantor, an opinion thereon of independent certified public accountants of recognized national standing, which opinion and the scope of audit shall be acceptable to Buyer in its sole discretion, shall have no “going concern” qualification and shall state that said consolidated financial statements or financial statements, as applicable, fairly present the consolidated financial condition or financial condition, as applicable, and results of operations of Guarantor and its respective consolidated Subsidiaries or Seller, as applicable, as at the end of, and for, such fiscal year in accordance with GAAP;

(4)         such other prepared statements that Buyer may reasonably request;

(5)         if applicable, copies of any 10-Ks, 10-Qs, registration statements and other “corporate finance” SEC filings (other than 8-Ks) by Guarantor, Seller or any Affiliate, within 5 Business Days of their filing with the SEC; provided, that, Guarantor, Seller or any Affiliate will provide Buyer with a copy of the annual 10-K filed with the SEC by Guarantor, Seller or their Affiliates, no later than 90 days after the end of the year;

(6)         as soon as available, and in any event within thirty (30) days of receipt, copies of relevant portions of all final written Agency, FHA, VA, Governmental Authority and investor audits, examinations, evaluations, monitoring reviews and reports of its operations (including those prepared on a contract basis) which provide for or relate to (i) material corrective action required, (ii) material sanctions proposed, imposed or required, including without limitation notices of defaults, notices of termination of approved status, notices of imposition of supervisory agreements or interim servicing agreements, and notices of probation, suspension, or non-renewal, or (iii) “report cards,” “grades” or other classifications of the quality of Seller’s operations;

(7)         from time to time such other information regarding the financial condition, operations, or business of Seller or Guarantor as Buyer may reasonably request;

(8)         as soon as reasonably possible, and in any event within thirty (30) days after a Responsible Officer of Seller or Guarantor has knowledge of the occurrence of any Event of Termination, stating the particulars of such Event of Termination in reasonable detail;

(9)         As soon as reasonably possible, notice of any of the following events:

(a)                                 change in the insurance coverage required of Seller, Servicer or any other Person pursuant to any Program Agreement, with a copy of evidence of same attached;

(b)                                 any material dispute, litigation, investigation, proceeding or suspension between Seller or Servicer, on the one hand, and any Governmental Authority or any Person;

(c)                                  any material change in accounting policies or financial reporting practices of Seller or Servicer;

(d)                                 with respect to any Purchased Mortgage Loan, immediately upon receipt of notice or knowledge thereof, that the underlying Mortgaged Property has been damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, or otherwise damaged so as to affect adversely the value of such Mortgaged Loan;

(e)                                  any material issues raised upon examination of Seller or Seller’s facilities by any Governmental Authority;

(f)                                   any material change in the Indebtedness of Seller, including, without limitation, any default, renewal, non-renewal, termination, increase in available amount or decrease in available amount related thereto;

(g)                                  promptly upon receipt of notice or knowledge of (i) any default related to any Repurchase Asset, including without limitation any default under any Underlying Repurchase Documents, (ii) any lien or security interest (other than security interests created hereby or by the other Program Agreements) on, or claim asserted against, any of the Purchased Mortgage Loans;

(h)                                 a summary of the portfolio performance on a rolling monthly period, commencing on the calendar quarter following the date hereof, stratified by percentage repurchase demands for: representation breaches, missing document breaches, repurchases due to fraud, early payment default requests, summarized on the basis of (a) pending repurchase demands (including weighted average duration of outstanding request), (b) satisfied repurchase demands, (c) total repurchase demands;

(i)                                     any other event, circumstance or condition that has resulted, or has a possibility of resulting, in a Material Adverse Effect with respect to Seller or Servicer;

(j)                                    the occurrence of any material employment dispute and a description of the strategy for resolving it that has the possibility of resulting in a Material Adverse Effect;

(k)                                 the Underlying Repurchase Counterparty for any reason ceases to possess all applicable Agency approvals, or an event has occurred or Underlying Repurchase Counterparty has a reason to believe or suspect that an event will occur prior to the issuance of the Agency Security or the consummation of the Purchase Commitment, that will require notification to an Agency or the Department of Housing and Urban Development, FHA or VA; and

(l)                                     any notice Seller receives from the Underlying Repurchase Counterparty in accordance with the terms of the Underlying Repurchase Documents relating to a material event, circumstance or condition affecting the Servicer.

b.              Officer’s Certificates.  Seller will furnish to Buyer, at the time Seller furnishes each set of financial statements pursuant to Section 17(a)(1), (2) and (3) above, a certificate of a Responsible Officer of Seller in the form of Exhibit D hereto.

c.               Mortgage Loan Reports.  Within 10 days of the end of each calendar month, Seller will furnish to Buyer monthly electronic Mortgage Loan performance data, including, without limitation, aging reports for all outstanding Mortgage Loans of the same type as the Purchased Mortgage Loans that are subject to Seller’s warehouse/purchase/repurchase or other similar facilities, details for all uninsured government loans, delinquency reports and volume information and responses thereto, broken down by product (i.e., delinquency, foreclosure and net charge-off reports).

d.              Asset Tape.  Seller shall provide to Buyer, electronically, in a format mutually acceptable to Buyer and Seller, an Asset Tape by no later than the Reporting Date.

e.               Quality Control Reports.  Within forty (40) days following the end of each calendar month, monthly quality control reports or similar reports generated, based on a sample of at least 10% of volume, with respect to the Mortgage Loans.

f.                Hedging Reports.  Once per calendar month or as requested by Buyer, Seller, on behalf of Underlying Repurchase Counterparty, shall deliver to Buyer a loan and rate lock position report and hedge report containing product level pricing and interest rate sensitivity analysis (shocks) and any other information agreeable to the parties.

g.               Pending/Completed Repurchase Requests.  Within forty (40) days following the end of each calendar month, a summary of the portfolio performance of Mortgage Loans owned or financed by Underlying Repurchase Counterparty including representation breaches, missing document breaches, repurchases due to fraud, and early payment default requests.

h.              QM/ATR Reporting.  Seller shall deliver to Buyer, with reasonable promptness upon Buyer’s request, copies of all documentation in connection with the underwriting and origination of any Purchased Mortgage Loan that evidences compliance with the Ability to Repay Rule and the QM Rule.

i.                  Other. Seller shall deliver to Buyer any other reports or information reasonably requested by Buyer or as otherwise required pursuant to this Agreement, including without limitation any reports or information received from the Underlying Repurchase Counterparty.

18.                               Repurchase Transactions

Buyer may, in its sole election, engage in repurchase transactions with the Purchased Mortgage Loans or otherwise pledge, hypothecate, assign, transfer or otherwise convey the Purchased Mortgage Loans with a counterparty of Buyer’s choice.  Unless an Event of Default shall have occurred, no such transaction shall relieve Buyer of its obligations to transfer Purchased Mortgage Loans to Seller pursuant to Section 4 hereof, or of Buyer’s obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Section 7 hereof.  In the event Buyer engages in a repurchase transaction with any of the Purchased Mortgage Loans or otherwise pledges or hypothecates any of the Purchased Mortgage Loans, Buyer shall have the right to assign to Buyer’s counterparty any of the applicable representations or warranties herein and the remedies for breach thereof, as they relate to the Purchased Mortgage Loans that are subject to such repurchase transaction.

19.                               Single Agreement

Buyer and Seller acknowledge that, and have entered hereunto, and will enter into each Transaction hereunder, in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other.  Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set-off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

20.                               Notices and Other Communications

Any and all notices, statements, demands or other communications hereunder may be given by a party to the other by mail, email, facsimile, messenger or otherwise to the address specified below, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other.  All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.

If to Seller:

PennyMac Operating Partnership, L.P.

6101 Condor Drive

Moorpark, CA 93021

Attention: Pamela Marsh/Kevin Chamberlain

Phone Number: (805) 330-6059/(818) 746-2877

E-mail: pamela.marsh@pnmac.com; kevin.chamberlain@pnmac.com

If to Guarantor:

PennyMac Mortgage Investment Trust

6101 Condor Drive

Moorpark, CA 93021

Attention: Pamela Marsh/Kevin Chamberlain

Phone Number: (805) 330-6059/(818) 746-2877

E-mail: pamela.marsh@pnmac.com; kevin.chamberlain@pnmac.com

If to Buyer:

Bank of America, N.A.

4500 Park Granada

Mail Code: CA7-910-02-38

Calabasas, California 91302

Attention: Adam Gadsby, Managing Director

Telephone: (818) 225-6541

Facsimile: (213) 457-8707

Email: Adam.Gadsby@baml.com

With copies to:

Bank of America, N.A.

One Bryant Park, 11th Floor

Mail Code: NY1-100-11-01

New York, New York 10036

Attention: Eileen Albus, Director, Mortgage Finance

Telephone:  (646) 855-0946

Facsimile:  (646) 855-5050

Email: Eileen.Albus@baml.com

Bank of America, N.A.

One Bryant Park

Mail Code: NY1-100-17-01

New York, New York 10036

Attention: Michael J. Berg, Assistant General Counsel

Telephone: (646) 855-0706

Fax: (212) 378-3460

E-mail: Michael.J.Berg@bankofamerica.com

21.                               Entire Agreement; Severability

This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

22.                               Non assignability

a.              The Program Agreements are not assignable by Seller or Guarantor.  Buyer may from time to time assign all or a portion of its rights and obligations under this Agreement and the Program Agreements; provided, however that Buyer shall maintain as agent of Seller, for review by Seller upon written request, a register of assignees and a copy of an executed assignment and acceptance by Buyer and assignee (“Assignment and Acceptance”), specifying the percentage or portion of such rights and obligations assigned.  Upon such assignment, (a) such assignee shall be a party hereto and to each Program Agreement to the extent of the percentage or portion set forth in the Assignment and Acceptance, and shall succeed to the applicable rights and obligations of Buyer hereunder, and (b) Buyer shall, to the extent that such rights and obligations have been so assigned by it to either (i) an Affiliate of Buyer which assumes the obligations of Buyer or (ii) to another Person approved by Seller (such approval not to be unreasonably withheld) which assumes the obligations of Buyer, be released from its obligations hereunder and under the Program Agreements.  Unless otherwise stated in the Assignment and Acceptance, Seller shall continue to take directions solely from Buyer unless otherwise notified by Buyer in writing.  Buyer may distribute to any prospective assignee any document or other information delivered to Buyer by Seller.

b.              Buyer may, in accordance with applicable law, at any time sell to one or more entities (“Participants”) participating interests in any Transaction, its right to purchase Mortgage Loans, or any other interest of Buyer hereunder and under the other Program Agreements. In the event of any such sale by Buyer of participating interests to a Participant, Buyer’s obligations under this Agreement to Seller shall remain unchanged, Buyer shall remain solely responsible for the performance thereof, Buyer shall remain the owner of the Purchased Mortgage Loans for all purposes under this Agreement and the other Program Agreements, and Seller shall continue to deal solely and directly with Buyer in connection with Buyer’s rights and obligations under this Agreement and the other Program Agreements. Seller agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Buyer under this Agreement; provided, that such Participant shall only be entitled to such right of set-off if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with Buyer the proceeds thereof.  Buyer also agrees that each Participant shall be entitled to the benefits of Section 22 with respect to its participation; provided, that Buyer and all Participants shall be entitled to receive no greater amount in the aggregate pursuant to such Sections than Buyer would have been entitled to receive had no such transfer occurred.

c.               Buyer may furnish any information concerning Seller or Guarantor or any of their Subsidiaries in the possession of Buyer from time to time to assignees and Participants (including prospective assignees and Participants) after securing signed confidentiality statements and only for the sole purpose of evaluating participations and for no other purpose.

d.              Seller and Guarantor agree to cooperate with Buyer in connection with any such assignment and/or participation, to execute and deliver such replacement notes, and to enter into such restatements of, and amendments, supplements and other modifications to, this Agreement and the other Program Agreements in order to give effect to such assignment and/or participation.  Seller and Guarantor further agree to furnish to any Participant identified by Buyer to Seller and Guarantor copies of all reports and certificates to be delivered by Seller and Guarantor to Buyer hereunder, as and when delivered to Buyer.

23.                               Set-off

In addition to any rights and remedies of Buyer hereunder and by law, Buyer shall have the right, without prior notice to Seller or Guarantor, any such notice being expressly waived by Seller and Guarantor to the extent permitted by applicable law to set-off and apply against any Obligation from Seller, Guarantor or any Affiliate thereof to Buyer or any of its Affiliates any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other obligation (including to return excess margin), credits, cash, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by or due from Buyer or any Affiliate thereof to or for the credit or the account of Seller, Guarantor or any Affiliate thereof.  Buyer agrees promptly to notify Seller or Guarantor after any such set off and application made by Buyer; provided that the failure to give such notice shall not affect the validity of such set off and application.

24.                               Binding Effect; Governing Law; Jurisdiction

a.              This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Seller acknowledges that the obligations of Buyer hereunder or otherwise are not the subject of any guaranty by, or recourse to, any direct or indirect parent or other Affiliate of Buyer.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

b.              EACH OF SELLER AND GUARANTOR HEREBY WAIVES TRIAL BY JURY.  EACH OF SELLER AND GUARANTOR HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS IN ANY ACTION OR PROCEEDING.  EACH OF SELLER AND GUARANTOR HEREBY SUBMITS TO, AND WAIVES ANY OBJECTION IT MAY HAVE TO, EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS.

25.                               No Waivers, Etc.

No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder.  No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto.  Without limitation on any of the foregoing, the failure to give a notice pursuant to Section 6(a), 16(a) or otherwise, will not constitute a waiver of any right to do so at a later date.

26.                               Intent

a.              The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended and a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended and that all payments hereunder are deemed “margin payments” or “settlement payments” as defined in Title 11 of the United States Code.

b.              It is understood that either party’s right to liquidate Purchased Mortgage Loans delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Section 16 hereof is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.

c.               The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

d.              It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

e.               This Agreement is intended to be a “repurchase agreement” and a “securities contract,” within the meaning of Section 555 and Section 559 under the Bankruptcy Code.

f.                For U.S. federal tax purposes, the Seller, the Guarantor, the Buyer, and each Buyer assignee by acquiring an interest in any Transaction agree to treat and report each Transaction as indebtedness issued by Guarantor or Seller as the case may be, which indebtedness, in the case of each obligor, shall have but a single maturity for purposes of Code section 7701(i)(2)(A)(ii) and U.S. Treasury Regulation section 301.7701(i)-1(e).

g.               The parties agree that this Agreement is intended to create mutuality of obligations among the parties, and as such, the Agreement constitutes a contract which (i) is between all of the parties and (ii) places each party in the same right and capacity.

27.                               Disclosure Relating to Certain Federal Protections

The parties acknowledge that they have been advised that:

a.              in the case of Transactions in which one of the parties is a broker or dealer registered with the SEC under Section 15 of the 1934 Act, the Securities Investor Protection Corporation has taken the position that the provisions of the SIPA do not protect the other party with respect to any Transaction hereunder;

b.              in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

c.               in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

28.                               Power of Attorney

Seller hereby authorizes Buyer to file such financing statement or statements relating to the Repurchase Assets without Seller’s signature thereon as Buyer, at its option, may deem appropriate.  Seller hereby appoints Buyer as Seller’s agent and attorney-in-fact to execute any such financing statement or statements in Seller’s name and to perform all other acts which Buyer deems appropriate to perfect and continue its ownership interest in and/or the security interest granted hereby, if applicable, and to protect, preserve and realize upon the Repurchase Assets, including, but not limited to, the right to endorse notes, complete blanks in documents, transfer servicing, and sign assignments on behalf of Seller as its agent and attorney-in-fact and exercise all rights and remedies of Seller thereunder and to act as attorney-in-fact for Underlying Repurchase Counterparty.  This agency and power of attorney is coupled with an interest and is irrevocable without Buyer’s consent.  Notwithstanding the foregoing, the power of attorney hereby granted may be exercised only during the occurrence and continuance of any Default hereunder. Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 28.  In addition the foregoing, Seller agrees to execute a power of attorney in the form of Exhibit E hereto (the “Power of Attorney”), to be delivered on the date hereof.

29.                               Buyer May Act Through Affiliates

Buyer may, from time to time, designate one or more affiliates for the purpose of performing any action hereunder.

30.                               Indemnification; Obligations

a.              Seller and Guarantor agree to hold Buyer and each of its respective Affiliates and their officers, directors, employees, agents and advisors (each, an “Indemnified Party”) harmless from and indemnify each Indemnified Party (and will reimburse each Indemnified Party as the same is incurred) against all liabilities, losses, damages, judgments, costs and expenses (including, without limitation, reasonable fees and expenses of counsel) of any kind which may be imposed on, incurred by, or asserted against any Indemnified Party relating to or arising out of this Agreement, any Program Agreement, any Underlying Repurchase Document or any transaction contemplated hereby or thereby resulting from anything other than the Indemnified Party’s gross negligence or willful misconduct.  Seller and Guarantor also agree to reimburse each Indemnified Party for all reasonable expenses in connection with the enforcement of this Agreement and the exercise of any right or remedy provided for herein, and any Program Agreement, including, without limitation, the reasonable fees and disbursements of counsel.  Seller’s and Guarantor’s agreements in this Section 30 shall survive the payment in full of the Repurchase Price and the expiration or termination of this Agreement.  Seller and Guarantor hereby acknowledge that its obligations hereunder are recourse obligations of Seller and Guarantor and are not limited to recoveries each Indemnified Party may have with respect to the Purchased Mortgage Loans.  Seller and Guarantor also agree not to assert any claim against Buyer or any of its Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the facility established hereunder, the actual or proposed use of the proceeds of the Transactions, this Agreement or any of the transactions contemplated thereby.  THE FOREGOING INDEMNITY AND AGREEMENT NOT TO ASSERT CLAIMS EXPRESSLY APPLIES, WITHOUT LIMITATION, TO THE NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF THE INDEMNIFIED PARTIES.

b.              Without limitation to the provisions of Section 4, if any payment of the Repurchase Price of any Transaction is made by Seller other than on the then scheduled Repurchase Date thereto as a result of an acceleration of the Repurchase Date pursuant to Section 16 or for any other reason, Seller shall, upon demand by Buyer, pay to Buyer an amount sufficient to compensate Buyer for any losses, costs or expenses that it may reasonably incur as of a result of such payment.

c.               Without limiting the provisions of Section 30(a) hereof, if Seller fails to pay when due any costs, expenses or other amounts payable by it under this Agreement, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of Seller by Buyer, in its sole discretion.

31.                               Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

32.                               Confidentiality

This Agreement and its terms, provisions, supplements and amendments, and notices hereunder, are proprietary to Buyer or Seller and Guarantor, as applicable, and shall be held by each party hereto, as applicable, in strict confidence and shall not be disclosed to any third party without the written consent of Buyer, Seller or Guarantor, as applicable, except for (i) disclosure to Buyer’s, Seller’s or Guarantor’s direct and indirect Affiliates and Subsidiaries, attorneys or accountants, but only to the extent such disclosure is necessary and such parties agree to hold all information in strict confidence, or (ii)  disclosure required by law, rule, regulation or order of a court or other regulatory body.  Notwithstanding the foregoing or anything to the contrary contained herein or in any other Program Agreement, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment of the Transactions, any fact relevant to understanding the federal, state and local tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided that Seller may not disclose the name of or identifying information with respect to Buyer or any pricing terms (including, without limitation, the Pricing Rate, Commitment Fee, Purchase Price Percentage and Purchase Price) or other nonpublic business or financial information (including any sublimits and financial covenants) that is unrelated to the federal, state and local tax treatment of the Transactions and is not relevant to understanding the federal, state and local tax treatment of the Transactions, without the prior written consent of Buyer.

Notwithstanding anything in this Agreement to the contrary, Seller shall comply with all applicable local, state and federal laws, including, without limitation, all privacy and data protection law, rules and regulations that are applicable to the Purchased Mortgage Loans and/or any applicable terms of this Agreement (the “Confidential Information”).  Seller understands that the Confidential Information may contain “nonpublic personal information”, as that term is defined in Section 509(4) of the Gramm-Leach-Bliley Act (the “Act”), and Seller agrees to maintain such nonpublic personal information that it receives hereunder in accordance with the Act and other applicable federal and state privacy laws.  Seller shall implement such physical and other security measures as shall be necessary to (a) ensure the security and confidentiality of the “nonpublic personal information” of the “customers” and “consumers” (as those terms are defined in the Act) of Buyer or any Affiliate of Buyer which Buyer holds (b) protect against any threats or hazards to the security and integrity of such nonpublic personal information, and (c) protect against any unauthorized access to or use of such nonpublic personal information. Seller represents and warrants that it has implemented appropriate measures to meet the objectives of Section 501(b) of the Act and of the applicable standards adopted pursuant thereto, as now or hereafter in effect.  Upon request, Seller will provide evidence reasonably satisfactory to allow Buyer to confirm that the providing party has satisfied its obligations as required under this Section.  Without limitation, this may include Buyer’s review of audits, summaries of test results, and other equivalent evaluations of Seller.  Seller shall notify the other party immediately following discovery of any breach or compromise of the security, confidentiality, or integrity of nonpublic personal information of the customers and consumers of Buyer or any Affiliate of Buyer provided directly to Seller by Buyer or such Affiliate.  Seller shall provide such notice to Buyer by personal delivery, by facsimile with confirmation of receipt, or by overnight courier with confirmation of receipt to the applicable requesting individual.

33.                               Recording of Communications

Buyer, Seller and Guarantor shall have the right (but not the obligation) from time to time to make or cause to be made tape recordings of communications between its employees and those of the other party with respect to Transactions.  Buyer, Seller and Guarantor consent to the admissibility of such tape recordings in any court, arbitration, or other proceedings.  The parties agree that a duly authenticated transcript of such a tape recording shall be deemed to be a writing conclusively evidencing the parties’ agreement.

34.                               Fees

a.                          The Commitment Fee shall be deemed earned in full on the Effective Date and if this Agreement is renewed, thereafter on or before the anniversary of the Effective Date.  The Commitment Fee shall be paid in four equal installments, which shall be paid on the Effective Date and on the Price Differential Payment Date every third (3rd) month thereafter.  Such payment shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at such account designated by Buyer.  In the event Seller terminates this Agreement prior to the Termination Date, the unpaid portion of the Commitment Fee shall be paid in full.

b.                          No later than the Price Differential Payment Date following each calendar quarter and on the Termination Date, Seller shall pay in immediately available funds to Buyer the Non-Utilization Fee incurred for the previous calendar quarter, if any. Such payment shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at an account designated by Buyer.

c.                           The Facility Fee (as such term is defined in the Transaction Terms Letter) shall be deemed earned in full on the Effective Date and if this Agreement is renewed, thereafter on or before the anniversary of the Effective Date.  The Facility Fee shall be paid in four equal installments, which shall be paid on the Effective Date and on the Price Differential Payment Date every third (3rd) month thereafter.  Such payment shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at such account designated by Buyer.  In the event Seller terminates this Agreement prior to the Termination Date, the unpaid portion of the Facility Fee shall be paid in full.

35.                               Periodic Due Diligence Review

Seller acknowledges that Buyer has the right to perform continuing due diligence reviews with respect to Seller, Underlying Repurchase Counterparty and the Mortgage Loans, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and Seller agrees that upon reasonable (but no less than one (1) Business Day’s) prior notice unless an Event of Default shall have occurred, in which case no notice is required, to Seller, Seller agrees to permit or shall cause Underlying Repurchase Counterparty to permit Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Mortgage Files and any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession or under the control of Seller, Underlying Repurchase Counterparty and/or Custodian.  Seller also shall make available or cause Underlying Repurchase Counterparty to make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Mortgage Files and the Mortgage Loans.  Without limiting the generality of the foregoing, Seller acknowledges that Buyer may purchase Mortgage Loans from Seller based solely upon the information provided by Seller to Buyer in the Asset Data Record and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Mortgage Loans purchased in a Transaction, including, without limitation, ordering Broker’s price opinions, new credit reports and new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Mortgage Loan.  Buyer may underwrite such Mortgage Loans itself or engage a third party underwriter, approved by Buyer in its sole discretion, to perform such underwriting.  Seller agrees to cooperate or cause Underlying Repurchase Counterparty to cooperate with Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession, or under the control, of Seller.  Seller further agrees that Seller shall pay all out-of-pocket costs and expenses incurred by Buyer in connection with Buyer’s activities pursuant to this Section 35 (“Due Diligence Costs”); provided, that such Due Diligence Costs shall not exceed the Due Diligence Cap per calendar year unless a Default or Event of Default shall have occurred, in which event Buyer shall have the right to perform due diligence, at the sole expense of Seller without regard to the dollar limitation set forth herein.

36.                               Authorizations

Any of the persons whose signatures and titles appear on Schedule 2 are authorized, acting singly, to act for Seller or Buyer, as the case may be, under this Agreement.

37.                               Acknowledgement Of Anti-Predatory Lending Policies

Buyer has in place internal policies and procedures that expressly prohibit its purchase of any High Cost Mortgage Loan.

38.                               Documents Mutually Drafted

Seller and Buyer agree that this Agreement and each other Program Agreement prepared in connection with the Transactions set forth herein have been mutually drafted and negotiated by each party, and consequently such documents shall not be construed against either party as the drafter thereof.

39.                               General Interpretive Principles

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

a.              the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

b.              accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

c.               references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

d.              a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

e.               the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

f.                the term “include” or “including” shall mean without limitation by reason of enumeration;

g.               all times specified herein or in any other Program Agreement (unless expressly specified otherwise) are Eastern time unless otherwise stated; and

h.              all references herein or in any Program Agreement to “good faith” means good faith as defined in Section 1-201(19) of the UCC as in effect in the State of New York.

40.                               Examination and Oversight by Regulators

Seller agrees that the transactions with Buyer under this Agreement may be subject to regulatory examination and oversight by one or more Governmental Authorities.  Seller shall comply with all requests made by Buyer to assist Buyer in complying with regulatory requirements imposed on Buyer.

[Signature Page Follows]

IN WITNESS WHEREOF, Seller, Guarantor and Buyer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

BANK OF AMERICA, N.A., as Buyer

By:	/s/ Adam Robitshek
	Name:	Adam Robitshek
	Title:	Vice President

PENNYMAC OPERATING PARTNERSHIP, L.P., as Seller

By:	PennyMac GP OP, Inc., its General Partner

By:	/s/ Pamela Marsh
	Name:	Pamela Marsh
	Title:	Executive Vice President, Treasurer

PENNYMAC MORTGAGE INVESTMENT TRUST, as Guarantor

By:	/s/ Pamela Marsh
	Name:	Pamela Marsh
	Title:	Executive Vice President, Treasurer

Signature Page to Master Repurchase Agreement

EXHIBIT A

WIRING INSTRUCTIONS

Seller’s Wire Instructions:

Bank name: Bank of America, N.A.

ABA No.:

Account No.:

Account name: PennyMac Operating Partnership LP Operating Account

Buyer’s Wire Instructions:

Bank: Bank of America, N.A.

ABA No.:

Account No.:

Reference: PennyMac Operating Partnership, L.P.

These wiring instructions may not be changed except by an authorized representative of Buyer or Seller, as applicable.  Buyer shall be entitled to rely on these wiring instructions without further inquiry or verification.

A-1

EXHIBIT B

RESERVED

B-1

EXHIBIT C

Acknowledgement of Password Confidentiality Agreement

ACKNOWLEDGEMENT OF PASSWORD CONFIDENTIALITY AGREEMENT

PennyMac Operating Partnership, L.P. (“Seller”) has entered into a Master Repurchase Agreement with Bank of America, N.A. (“Buyer”).  In connection therewith, Seller is being provided access to the website at www.bankofamerica.com/warehouselending (the “Website”).  As consideration for being provided access to and use of the Website, Seller agrees that:

1.                                      Seller may only access the Website by using a user name and password issued by Buyer.

2.                                      Buyer reserves the right to revoke or deactivate any user name and/or password at any time.

3.                                      Seller shall designate in writing an authorized representative (the “Authorized Representative”) to communicate with Buyer regarding the authorized users of the Website.  The Authorized Representative shall be responsible for notifying Buyer of any changes, additions or deletions to the authorized users.  Under no circumstances may user names and passwords be transferred between authorized users.  Seller shall be solely responsible for all actions of its Authorized Representative and shall immediately notify Buyer of any change in its Authorized Representative.  Buyer shall be entitled to rely on the authority and directions of the Authorized Representative without further inquiry.  Authorized Representative shall communicate with Buyer in writing or via telephone by dialing (877) 425-3463, Option 5

4.                                      Seller shall be solely responsible for safeguarding access to user names and passwords and for implementing controls to prevent unauthorized usage of the Website.

5.                                      Seller is responsible for all requests, approvals and other transactions on the Website accessed through user names and/or passwords issued to Seller.

6.                                      Buyer shall be entitled to rely on all requests, approvals and other communications made on the Website through a user name and/or password issued to Seller until such time as:

(a)                                 Seller provides Buyer with written instructions to the contrary; and

(b)                                 Buyer has sufficient time to notify the appropriate employees and modify its computerized systems to deactivate the affected user name and/or password.

7.                                      Any dispute regarding the use of user names and/or passwords shall be resolved in accordance with the terms and conditions of the Agreement.

By signing below you acknowledge your agreement to the terms and conditions set forth herein.  Facsimile signatures shall be deemed valid and binding to the same extent as the original.

C-1

SELLER AUTHORIZATIONS:

Any of the persons whose signatures and titles appear below, or attached hereto, are authorized, acting singly, to act for the Seller under this Agreement as an Authorized Representative.

By:	By:	By:

Name:	Name:	Name:

Title:	Title:	Title:

PENNYMAC OPERATING PARTNERSHIP, L.P.

By: PennyMac GP OP, Inc., its General Partner

Print Name:	Number Assigned:

Signature:	Date:

Acknowledgement of Password Confidentiality Agreement

EXHIBIT D

OFFICER’S COMPLIANCE CERTIFICATE

See attached.

D-1

EXHIBIT E

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that [                                ] (“Seller”) hereby irrevocably constitutes and appoints Bank of America, N.A. (“Buyer”) and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Seller and in the name of Seller or in its own name, from time to time in Buyer’s discretion:

(a)           in the name of Seller, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any assets purchased by Buyer under the Master Repurchase Agreement (as amended, restated or modified) dated as of July 9, 2014 (the “Assets”) and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due with respect to any other assets whenever payable;

(ii)           to pay or discharge taxes and liens levied or placed on or threatened against the Assets;

(iii)          (A) to direct any party liable for any payment under any Assets to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Assets; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Assets; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Assets or any proceeds thereof and to enforce any other right in respect of any Assets; (E) to defend any suit, action or proceeding brought against Seller with respect to any Assets; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Assets as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer’s option and Seller’s expense, at any time, and from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize upon the Assets and Buyer’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as Seller might do;

(iv)          for the purpose of carrying out the transfer of servicing with respect to the Assets from Seller to a successor servicer appointed by Buyer in its sole discretion and to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish such transfer of servicing, and, without limiting the generality of the foregoing, Seller hereby gives Buyer the power and right, on behalf of Seller, without assent by Seller, to, in the name of Seller or its own name, or otherwise, prepare and send or cause to be sent “good-bye” letters to all mortgagors under the Assets, transferring the servicing of the Assets to a successor servicer appointed by Buyer in its sole discretion;

(v)           for the purpose of directing any institution with accounts in Seller’s name to remit funds to Buyer;

(vi)          for the purpose of delivering any notices of sale to mortgagors or other third parties, including without limitation, those required by law.

Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and shall be irrevocable.

Seller also authorizes Buyer, from time to time, to execute, in connection with any sale, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Assets.

The powers conferred on Buyer hereunder are solely to protect Buyer’s interests in the Assets and shall not impose any duty upon it to exercise any such powers.  Buyer shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Seller for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND BUYER ON ITS OWN BEHALF AND ON BEHALF OF BUYER’S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

Special Language Required to Comply with New York Law:

CAUTION TO THE PRINCIPAL:

Your Power of Attorney is an important document. As the “principal,” you give the person whom you choose (your “agent”) authority to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority.

When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. “Important Information for the Agent” at the end of this document describes your agent’s responsibilities.

Your agent can act on your behalf only after signing the Power of Attorney before a notary public.

You can request information from your agent at any time. If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.

You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly.

Your agent cannot make health care decisions for you. You may execute a “Health Care Proxy” to do this.

The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.

If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

IMPORTANT INFORMATION FOR THE AGENT:

When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked. You must:

(1) act according to any instructions from the principal, or, where there are no instructions, in the principal’s best interest;

(2) avoid conflicts that would impair your ability to act in the principal’s best interest;

(3) keep the principal’s property separate and distinct from any assets you own or control, unless otherwise permitted by law;

(4) keep a record or all receipts, payments, and transactions conducted for the principal; and

(5) disclose your identity as an agent whenever you act for the principal by writing or printing the principal’s name and signing your own name as “agent” in either of the following manner: (Principal’s Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal’s Name).

You may not use the principal’s assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney. If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal’s best interest. You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal’s guardian if one has been appointed. If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

Liability of agent:

The meaning of the authority given to you is defined in New York’s General Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.

[REMAINDER OF PAGE INTENTIONALLY BLANK.  SIGNATURES  FOLLOW.]

IN WITNESS WHEREOF Seller has caused this Power of Attorney to be executed and Seller’s seal to be affixed this            day of                     , 2014.

PENNYMAC OPERATING PARTNERSHIP, L.P.
(Seller)

By:	PennyMac GP OP, Inc., its General Partner

By:
Name:
Title:

Acknowledgment of Execution by Seller (Principal):

STATE OF [	]	)
		)	ss.:
COUNTY OF [	]	)

On the                          day of                     , 2014 before me, the undersigned, a Notary Public in and for said State, personally appeared                                                                     , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity as                                                                                                      and that by his signature on the instrument, the person upon behalf of which the individual acted, executed the instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public

My Commission expires

EXHIBIT F

UNDERWRITING GUIDELINES

Previously Delivered to Buyer.

F-1

EXHIBIT G

Certificate of an Officer of Seller or Guarantor

The undersigned,                          of [PennyMac Operating Partnership, L.P.][PennyMac Mortgage Investment Trust], a Delaware limited liability company ([“Seller”][“Guarantor”]), hereby certifies as follows:

1.         Attached hereto as Exhibit A is a copy of the Certificate of Formation of [Seller][Guarantor], as certified by the Secretary of State of the State of Delaware.

2.         Neither any amendment to the Certificate of Formation of [Seller][Guarantor] nor any other organizational document with respect to [Seller][Guarantor] has been filed, recorded or executed since                    , 20    , and no authorization for the filing, recording or execution of any such amendment or other organizational document is outstanding.

3.         Attached hereto as Exhibit B is a true, correct and complete copy of the limited liability company operating agreement of [Seller][Guarantor] as in effect as of the date hereof and at all times since                 , 20    .

4.         Attached hereto as Exhibit C is a true, correct and complete copy of resolutions adopted by the Board of Directors of [Seller][Guarantor] by unanimous written consent on                                        (the “Resolutions”). The Resolutions have not been further amended, modified or rescinded and are in full force and effect in the form adopted, and they are the only resolutions adopted by the Board of Directors of [Seller][Guarantor] or by any committee of or designated by such Board of Directors relating to the execution and delivery of, and performance of the transactions contemplated by the Master Repurchase Agreement dated as of July 9, 2014 (the “Repurchase Agreement”), between the PennyMac Operating Partnership, L.P. (the “Seller”), PennyMac Mortgage Investment Trust (“Guarantor”) and Bank of America, N.A. ( “Buyer”) and the Custodial Agreement dated as of July 9, 2014, among Seller, Buyer and Deutsche Bank National Trust Company, as custodian (the “Custodian”).

5.         The Repurchase Agreement and the Custodial Agreement are substantially in the form approved by the Resolutions or pursuant to authority duly granted by the Resolutions.

6.         The undersigned, as a officers of [Seller][Guarantor] or as attorney-in-fact, are authorized to and have signed manually the [Repurchase Agreement, the Custodial Agreement][Guaranty] or any other document delivered in connection with the transactions contemplated thereby, were duly elected or appointed, were qualified and acting as such officer or attorney-in-fact at the respective times of the signing and delivery thereof, and were duly authorized to sign such document on behalf of [Seller][Guarantor], and the signature of each such person appearing on any such document is the genuine signature of each such person.

Name                          Title                        Signature

G-1

IN WITNESS WHEREOF, the undersigned has hereunto executed this Certificate as of the            day of                                     , 20   .

By:
Name:
Title:

G-2

EXHIBIT H

SELLER’S AND GUARANTOR’S TAX IDENTIFICATION NUMBERS

Entity Name	Tax Identification Number

PennyMac Operating Partnership, L.P.

PennyMac Mortgage Investment Trust

H-1

EXHIBIT I

EXISTING INDEBTEDNESS

See attached.

I-1

EXHIBIT J

ASSIGNMENT OF CLOSING PROTECTION LETTER

(i) PennyMac Corp. (“PMC”) declares that for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it does hereby convey, transfer, assign, deliver and give to PennyMac Operating Partnership, L.P. (“POP”), and hereby expressly subrogates POP unto all of PMC’s claims, demands, rights and causes of action, past, present or future, that PMC has for loss or damage covered by the closing protection letter issued by (Title Company) attached hereto, and (ii) POP declares that for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it does hereby convey, transfer, assign, deliver and give to BANA, and hereby expressly subrogates Bank of America, N.A. (“BANA”) unto, all of POP’s claims, demands, rights and causes of action, past, present or future, that POP has for loss or damage covered by the closing protection letter issued by (Title Company) attached hereto (“Closing Protection Letter”). Such rights being assigned by each of PMC and POP hereunder include, without limitation, the right to demand, sue, collect, receive, protect, preserve and enforce performance under the Closing Protection Letter.  BANA shall succeed to all rights of recovery of each of PMC and POP under the Closing Protection Letter and each of PMC and POP shall execute such instruments and documents necessary and proper to further secure such rights to BANA and shall not act in any manner hereafter to prejudice or impair the rights of BANA.  POP hereby grants BANA an irrevocable mandate and power of attorney coupled with an interest with full power of substitution to transact this act of assignment and subrogation.

IN WITNESS WHEREOF, the Assignor has caused this assignment to be duly executed as of [DATE].

PENNYMAC CORP.

By:

Name:

Title:

PENNYMAC OPERATING PARTNERSHIP, L.P.

By:

Name:

Title:

J-1

EXHIBIT K

IRREVOCABLE CLOSING INSTRUCTIONS

[DATE]

(“Closing Agent”)

Dear

Re:          Irrevocable Closing Instructions

Closing Protection Letter Issued By, if applicable:

Ladies and Gentlemen:

This letter is being sent in accordance with that Master Repurchase Agreement dated as of July 9, 2014 (the “Agreement”) among PennyMac Operating Partnership, L.P. (“Seller”), PennyMac Mortgage Investment Trust and Bank of America, N.A. (“Buyer”), the terms of each of which do not affect Closing Agent except as set forth herein.

Pursuant to the Agreement, you have been identified as either:

•                                          the title insurer to close and provide title insurance on certain mortgage loans made by PennyMac Corp. (“PMC”); or

•                                          the closing agent to close and fund certain mortgage loans made by PMC and covered by the above referenced closing protection letter (the “Mortgage Loans”).

From time to time, Buyer will wire to you, on behalf of Seller and for the account of PMC, funds requested by Seller under the Agreement, and as requested by PMC under the terms of an agreement between PMC and Seller to be used by you for the purpose of funding such Mortgage Loan(s) and for no other purpose.  Notwithstanding anything to the contrary contained herein, you are not to distribute any of such funds to either Seller or PMC.  You must immediately return the funds to Buyer at the following account if one of the following conditions occurs:

•                                          You do not close any Mortgage Loan within forty-eight (48) hours of the time you receive the applicable funds; or

•                                          You receive funds for a Mortgage Loan for which you have not been instructed by PMC to (a) obtain title insurance from the title insurance company specified in the above referenced closing protection letter or (b) underwrite the title insurance.

Bank:	Bank of America, N.A.
ABA No.:
Account No.:
Credit:	Warehouse Lending – Payoff Account
Reference:	PennyMac Operating Partnership, L.P.

If the Mortgage Loan Documents (as described below) have not been delivered to PMC prior to the funding of the Transaction, within forty eight (48) hours of closing any Mortgage Loan, unless otherwise instructed by Buyer, you must deliver to PMC, the following Mortgage Loan Documents:

(a)                                 the original mortgage note evidencing the Mortgage Loan, endorsed by PMC in blank, with a complete chain from the originator to PMC;

(b)                                 if in your possession, an original assignment in blank executed by PMC for the mortgage or deed of trust securing the mortgage note, in recordable form but unrecorded, with a complete chain of intervening assignments from the originator to PMC;

(c)                                  a certified copy of the executed mortgage or deed of trust securing the mortgage note; and

(d)                                 an original or copy of the title insurance policy insuring the first lien or second lien position of the mortgage or deed of trust, as applicable, in at least the original principal amount of the related mortgage note and containing only those exceptions permitted by the purchase commitment, as set forth in the final closing instructions referred to below, or an unconditional commitment to issue such a title insurance policy, or a preliminary report and instructions received from PMC relating to the issuance of such a title insurance policy.

With respect to each Mortgage Loan for which you act as Closing Agent, PMC will deliver to you final closing instructions specific to such Mortgage Loan.  In the event that the terms of the final closing instructions contradict the terms of these irrevocable closing instructions, the terms of these irrevocable closing instructions shall govern.  Permission to change the scheduled closing date for any Mortgage Loan beyond the time permitted herein or permission to otherwise deviate from these irrevocable closing instructions must be furnished to you in a writing signed by Buyer and PMC.

By your participation in the closing and funding of a Mortgage Loan as Closing Agent, you agree to act as Buyer’s bailee with respect to such Mortgage Loan and the Mortgage Loan Documents referenced above and you thereby acknowledge your responsibility to Buyer as holder of an interest in such Mortgage Loan and to care for and protect Buyer’s interest in such Mortgage Loan.  Facsimile signatures on these instructions shall be deemed valid and binding to the same extent as the original.

Sincerely,

Bank of America, N.A.

By:

Name:

Title:

PennyMac Operating Partnership, L.P.

By: PennyMac GP OP, Inc., its General Partner

By:

Name:

Title:

PennyMac Corp.

By:

Name:

Title:

EXHIBIT L

REQUEST FOR TEMPORARY INCREASE

Bank of America, N.A.

One Bryant Park, 11th floor

New York, New York 10036

NY1-100-11-01

Attention: Eileen Albus

Re: The Master Repurchase Agreement, dated as of July 9, 2014 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), between Bank of America, N.A. (“Buyer”), PennyMac Operating Partnership, L.P. (“Seller”), and PennyMac Mortgage Investment Trust (“Guarantor”).

Ladies and Gentlemen:

In accordance with Section 3(l) of the Agreement, Buyer hereby consents to a Temporary Increase of the Aggregate Transaction Limit, the Committed Amount or the Uncommitted Amount as further set forth below:

Amount of Temporary Increase: $                                    .

Temporary Committed Amount: $                                    .

Temporary Uncommitted Amount : $                                    .

Effective date and time:  [dd/mm/yyyy at       :         .m.]

Termination date and time:  [dd/mm/yyyy at       :         .m.]

On and after the effective date and time indicated above and until the termination date and time indicated above, the Aggregate Transaction Limit, Committed Amount, and Uncommitted Amount shall equal the Temporary Aggregate Transaction Limit, Temporary Committed Amount and Temporary Uncommitted Amount, respectively, indicated above for all purposes of the Agreement and all calculations and provisions relating to the Aggregate Transaction Limit, Committed Amount, and Uncommitted Amount shall refer to the Temporary Aggregate Transaction Limit, Temporary Committed Amount and Temporary Uncommitted Amount, respectively, including without limitation, Type Sublimits.  Unless otherwise terminated pursuant to the Agreement, this Temporary Increase shall terminate on the termination date and time indicated above.  Upon the termination of this Temporary Increase, Seller shall repurchase Purchased Mortgage Loans such that (i) the aggregate outstanding Purchase Price does not exceed the Aggregate Transaction Limit and (ii) the applicable portion of the aggregate outstanding Purchase Price does not exceed any Type Sublimit.  Seller shall repurchase Purchased Mortgage Loans in order to reduce the aggregate outstanding Purchase Price to the Aggregate Transaction Limit (as reduced by the termination of such Temporary Increase) in accordance with Section 6 of the Agreement.

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All terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Agreement.

PennyMac Operating Partnership, L.P.

By:
Name:
Title:

Agreed and Consented by:

Bank of America, N.A.

By:
Name:
Title:

L-2

EXHIBIT M-1

FORM OF SERVICER NOTICE AND PLEDGE

July 9, 2014

PennyMac Loan Services, LLC, as Servicer

6101 Condor Drive

Moorpark, CA 93021

Attention:  [                      ]

Re:                             Master Repurchase Agreement, dated as of July 9, 2014 (the “Repurchase Agreement”), by and among PennyMac Operating Partnership, L.P. (the “Seller”), PennyMac Mortgage Investment Trust (“Guarantor”) and Bank of America, N.A.  (the “Buyer”).

Ladies and Gentlemen:

PennyMac Loan Services, LLC (the “Servicer”) is servicing certain mortgage loans originated by PennyMac Corp. and purchased by Seller pursuant to that certain Second Amended and Restated Flow Servicing Agreement, dated as of March 1, 2013, between the Servicer and Seller.  Pursuant to the Repurchase Agreement between Buyer, Seller and Guarantor, the Servicer is hereby notified that Seller has sold to Buyer certain mortgage loans which are serviced by Servicer which are subject to a security interest in favor of Buyer.  All defined terms used herein and not defined herein shall have the meaning set forth in the Repurchase Agreement.

Section 1.  Servicing Rights and Grant of Security Interest.  (a) Buyer and Servicer hereby agree that in order to further secure the Obligations under the Repurchase Agreement and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Servicer, Servicer hereby grants, assigns and pledges to Buyer a fully perfected first priority security interest in all right, title and interest of the Servicer in, to and under the Collection Account and all amounts held therein, all its Servicing Rights related to the Purchased Mortgage Loans and all proceeds related thereto, in all instances, whether now owned or hereafter acquired, now existing or hereafter created and wherever located.

(b)           The foregoing provision is intended to constitute a security agreement or other arrangement or other credit enhancement related to the Repurchase Agreement and Transactions thereunder as defined under Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.

(c)           In addition, Servicer hereby acknowledges that the Buyer has purchased the Purchased Mortgage Loans on a servicing released basis and Buyer shall have the same rights and remedies with respect to the Servicing Rights as it has with respect to the Repurchase Assets under the Repurchase Agreement.

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(d)           Servicer agrees to execute, deliver and/or file such documents and perform such acts as may be reasonably necessary to fully perfect Buyer’s security interest created hereby.  Furthermore, the Servicer hereby authorizes Buyer to file financing statements relating to the security interest set forth herein, as Buyer, at its option, may deem appropriate.

(e)           Servicer waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations under the Repurchase Agreement or security interest hereunder and notice or proof of reliance by Buyer upon this Servicer Notice and Pledge.  Servicer hereby waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Seller or Servicer with respect the Obligations.

Section 2.                          Act as Servicer. (a) Upon receipt of a notice of Event of Default from Buyer (“Notice of Event of Default”) in which Buyer shall identify the Purchased Mortgage Loans which are then pledged to Buyer under the Repurchase Agreement, the Servicer shall segregate all amounts collected on account of such Purchased Mortgage Loans, hold them in trust for the sole and exclusive benefit of Buyer, and remit such collections in accordance with Buyer’s written instructions.  Following such Notice of Event of Default, Servicer shall follow the instructions of Buyer with respect to the Purchased Mortgage Loans, and shall deliver to Buyer any information with respect to the Purchased Mortgage Loans reasonably requested by Buyer.

(b)           Notwithstanding any contrary information which may be delivered to the Servicer by Seller or Guarantor, the Servicer may conclusively rely on any information or Notice of Event of Default delivered by Buyer, and Seller and Guarantor shall indemnify and hold the Servicer harmless for any and all claims asserted against it for any actions taken in good faith by the Servicer in connection with the delivery of such information or Notice of Event of Default.

Section 3.              Notices. All notices, demands, consents, requests and other communications required or permitted to be given or made hereunder in writing shall be mailed (first class, return receipt requested and postage prepaid) or delivered in person or by overnight delivery service or by facsimile, addressed to the respective parties hereto at their respective addresses set forth below or, as to any such party, at such other address as may be designated by it in a notice to the other:

Any notices to Buyer should be delivered to the following addresses:

Bank of America, N.A.

One Bryant Park – 11th floor

Mail Code: NY1-100-11-01

New York, New York 10036

Attention: Eileen Albus, Director – Mortgage Finance

Telephone: (646) 855-0946

Facsimile: (646) 855-5050

Email: Eileen.Albus@baml.com

and

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Bank of America, N.A.

4500 Park Granada

Mail Code: CA7-910-02-38

Calabasas, California 91302

Attention: Adam Gadsby, Managing Director

Telephone: (818) 225-6541

Facsimile: (213) 457-8707

Email: Adam.Gadsby@baml.com

Any notices to Servicer should be delivered to the following addresses:

[                       ]

Any notices to Seller should be delivered to the following addresses:

PennyMac Operating Partnership, L.P.

6101 Condor Drive

Moorpark, CA 93021

Attention: Pamela Marsh/Kevin Chamberlain

Phone Number: (805) 330-6059/(818) 746-2877

E-mail: pamela.marsh@pnmac.com;

kevin.chamberlain@pnmac.com

Section 4.              Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

Section 5.              Entire Agreement; Severability.  This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

Section 6.              Governing Law; Jurisdiction; Waiver of Trial by Jury.

(a) THIS SERVICER NOTICE AND PLEDGE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

(b)           EACH OF SELLER, GUARANTOR AND SERVICER HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS IN ANY ACTION OR PROCEEDING.  SERVICER HEREBY SUBMITS TO, AND WAIVES ANY OBJECTION THEY MAY HAVE TO, EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW

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YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS.

(c)           EACH OF SELLER, GUARANTOR AND SERVICER HEREBY WAIVE TRIAL BY JURY.

[remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BANK OF AMERICA, N.A., as Buyer

By:
Name:
Title:

Signature Page to Servicer Notice and Pledge

PENNYMAC OPERATING PARTNERSHIP, L.P., as Seller

By: PennyMac GP OP, Inc., its General Partner

By:
Name:
Title:

PENNYMAC MORTGAGE INVESTMENT TRUST, as Guarantor

By:
Name:
Title:

PENNYMAC LOAN SERVICES, LLC, as Servicer

By:
Name:
Title:

PENNYMAC CORP.

By:
Name:
Title:

Signature Page to Servicer Notice and Pledge

EXHIBIT M-2

FORM OF SERVICER NOTICE AND ACKNOWLEDGEMENT

[Date]

[                              ], as Servicer

[ADDRESS]

Attention:

Re:                             The Master Repurchase Agreement, dated as of July 9, 2014 (as amended, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), among Bank of America, N.A. (“Buyer”), PennyMac Operating Partnership, L.P. (“Seller”), and PennyMac Mortgage Investment Trust (“Guarantor”).

Ladies and Gentlemen:

[                                              ] (“Servicer”) is servicing certain mortgage loans originated by PennyMac Corp. and purchased by Seller pursuant to that certain [Servicing Agreement], dated as of [         ] (the “Servicing Agreement”) between Servicer and Seller.  Pursuant to the Repurchase Agreement between Buyer and Seller, Servicer is hereby notified that Seller has sold to Buyer certain mortgage loans which are serviced by Servicer which are subject to a security interest in favor of Buyer.  All defined terms used herein and not defined herein shall have the meaning set forth in the Repurchase Agreement.

Section 1.  Direction Notice.  (a) Upon receipt of notice from Buyer (a “Direction Notice”) in which Buyer shall identify the mortgage loans which are sold to Buyer under the Repurchase Agreement (the “Mortgage Loans”), Servicer shall segregate all amounts collected on account of such Mortgage Loans, hold them in trust for the sole and exclusive benefit of Buyer, and remit such collections in accordance with Buyer’s written instructions.  Further, Servicer shall follow the instructions of Buyer with respect to the Mortgage Loans, and shall deliver to Buyer any information with respect to the Mortgage Loans as reasonably requested by Buyer.

(b) Notwithstanding any contrary information which may be delivered to the Servicer by Seller, Servicer may conclusively rely on any information delivered by Buyer, and Seller shall indemnify and hold the Servicer harmless for any and all claims asserted against it for any actions taken in good faith by the Servicer in connection with the delivery of such information.

Section 2.  No Modification of the Servicing Agreement.  Without the prior written consent of Buyer exercised in Buyer’s sole discretion, Servicer shall not agree to (a) any material modification, amendment or waiver of the Servicing Agreement; (b) any termination of the Servicing Agreement or (c) the assignment, transfer, or material delegation of any of its rights or obligations under the Servicing Agreement.

Section 3.  Right of Termination.  Buyer shall have the right to terminate the Servicer’s rights and obligations to service the Mortgage Loans under the Servicing Agreement in

M-2-1

accordance with the terms thereof.  Any fees due to the Servicer (a) in connection with any termination shall be paid by Seller and (b) incurred following receipt of a Direction Notice shall be paid by Buyer to the extent that such fees relate to the Mortgage Loans that are subject to the Servicing Agreement.  Seller and the Servicer shall cooperate in transferring the servicing with respect to such Mortgage Loans to a successor servicer appointed by Buyer in its sole discretion.

Section 4.  Notices. All notices, demands, consents, requests and other communications required or permitted to be given or made hereunder in writing shall be mailed (first class, return receipt requested and postage prepaid) or delivered in person or by overnight delivery service or by facsimile, addressed to the respective parties hereto at their respective addresses set forth below or, as to any such party, at such other address as may be designated by it in a notice to the other:

Any notices to Buyer should be delivered to the following addresses:

Bank of America, N.A.

One Bryant Park – 11th floor

Mail Code: NY1-100-11-01

New York, New York 10036

Attention: Eileen Albus, Director – Mortgage Finance

Telephone: (646) 855-0946

Facsimile: (646) 855-5050

Email: Eileen.Albus@baml.com

and

Bank of America, N.A.

4500 Park Granada

Mail Code: CA7-910-02-38

Calabasas, California 91302

Attention: Adam Gadsby, Managing Director

Telephone: (818) 225-6541

Facsimile: (213) 457-8707

Email: Adam.Gadsby@baml.com

Any notices to Servicer should be delivered to the following addresses:

[                       ]

Any notices to Seller should be delivered to the following addresses:

PennyMac Operating Partnership, L.P.

6101 Condor Drive

Moorpark, CA 93021

Attention: Pamela Marsh/Kevin Chamberlain

Phone Number: (805) 330-6059/(818) 746-2877

M-2-2

E-mail: pamela.marsh@pnmac.com;

kevin.chamberlain@pnmac.com

Section 5.  Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

Section 6.  Entire Agreement; Severability.  This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

Section 7.  Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) THIS SERVICER NOTICE AND ACKNOWLEDGMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

(b)           EACH OF SELLER, GUARANTOR AND SERVICER HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS IN ANY ACTION OR PROCEEDING.  SERVICER HEREBY SUBMITS TO, AND WAIVES ANY OBJECTION THEY MAY HAVE TO, EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS.

(c)           EACH OF SELLER, GUARANTOR AND SERVICER HEREBY WAIVE TRIAL BY JURY.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

M-2-3

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BANK OF AMERICA N.A., as Buyer

By:
Name:
Title:

PENNYMAC OPERATING PARTNERSHIP, L.P., as Seller

By: PennyMac GP OP, Inc., its General Partner

By:
Name:
Title:

[ ], as Servicer

By:
Name:
Title:

Signature Page to Servicer Notice and Acknowledgment